Exhibit 4.2
Conformed Copy

TELENET ADDITIONAL FACILITY AF ACCESSION AGREEMENT
TERM LOAN AF FACILITY

To:	The Bank of Nova Scotia as Facility Agent and KBC Bank NV as Security Agent

From:
The persons listed in Schedule 1 to this Telenet Additional Facility AF Accession Agreement (the Telenet Additional Facility AF Lenders, such defined term to include any lender which becomes a New Lender in respect of the Term Loan AF Facility, by the execution by the Facility Agent of a Transfer Certificate substantially in the form of Schedule 3 (Transfer Certificate - Cash) or Schedule 4 (Transfer Certificate - Cashless) (as applicable) to this Telenet Additional Facility AF Accession Agreement).

Date: 3 November 2016
TELENET BVBA1 - €2,300,000,000 Credit Agreement
dated 1 August 2007, as amended from time to time (the Credit Agreement)

1.	In this Agreement:
Borrower has the meaning given to it in paragraph 16.
Existing Security Provider means each of the Company, the Borrower, Telenet Financing USD LLC, Telenet Group Holding NV, having its registered office at Neerveldstraat 105, B-1200 Sint-Lambrechts-Woluwe, Belgium and registered with the Crossroads Bank for Enterprises under number 0477.702.333 (RPR/RPM Brussels), Telenet Group BVBA , having its registered office at Neerveldstraat 105, B-1200 Sint-Lambrechts-Woluwe, Belgium and registered with the Crossroads Bank for Enterprises under number 0462.925.669 (RPR/RPM Brussels) and Telenet Vlaanderen NV, having its registered office at Liersesteenweg 4, 2800 Mechelen, Belgium and registered with the Crossroads Bank for Enterprises under number 0458.840.088 (RPR/RPM Mechelen).
Fee and Syndication Letter means the fee and syndication letter dated 27 October 2016 2016 entered into between the Borrower, Telenet International Finance S.à r.l. the Company, the Mandated Lead Arrangers (as defined therein) and the RCF Lenders (as defined therein).
Liberty Global Reference Agreement means any or all of (i) the credit agreement dated 16th January 2004 between (among others) UPC Broadband Holding BV as borrower and The Bank of Nova Scotia as facility agent; (ii) the credit agreement dated 7 June 2013 between (among others) Virgin Media Investment Holdings Limited as borrower and The Bank of Nova Scotia as facility agent; (iii) the credit agreement dated 27 January 2014 between (among others) Ziggo BV as borrower and The Bank of Nova Scotia as facility agent; (iv) the credit agreement dated 28 September 2006 between (among others) All3Media Finance Limited as borrower and The Royal Bank of Scotland plc as facility agent; (v) the credit agreement dated 5 March 2015 between (among others) Ziggo Secured Finance BV as SPV borrower and The Bank of Nova Scotia as facility agent; (vi) the indenture dated 23 December 2015 in respect of the €420,000,000 4.625% senior secured notes due 2026 issued by Unitymedia Hessen GMBH & Co KG and Unitymedia NRW GmbH; (vii) the indenture dated 26 April 2016 in respect of the $750,000,000 5.5% senior secured notes due 2026 issued by Virgin Media Secured

_______________

1 Formerly known as Telenet Bidco NV and subsequently Telenet NV following the merger of Telenet NV into Telenet Bidco and subsequently Telenet BVBA following the conversion into a BVBA.

Finance PLC (in each case as amended from time to time up to the date of this Agreement); (viii) Annex I (Additional Definitions) and Annex II (Covenants) of the credit agreement dated 16 May 2016 entered into between, among others, LGE Coral Holdco Limited as finco, Sable International Finance Limited and Coral-US Co-Borrower LLC as initial borrowers and The Bank of Nova Scotia as administrative agent and (to the extent not covered in the Annexes) the specific provisions relating to that credit agreement set out in Schedule 8 (Fourth Amendments, Waivers, Consents and Other Modifications) and Schedule 9 (Fifth Amendments, Waivers, Consents and Other Modifications) of this Agreement; (ix) the facilities agreement dated 6 October 2016 in respect of the advance of certain proceeds of the £350,000,000 5.5% receivables financing notes due 2024 issued by Virgin Media Receivables Financing Notes I Designated Activity Company and (x) the indenture dated 23 September 2016 in respect of the $2,000,000,000 5.5% senior secured notes due 2027 and the €775,000,000 4.25% senior secured notes due 2027 issued by Ziggo Secured Finance B.V. (in each case as amended from time to time up to the date of this Agreement).
Majority Term Loan AF Facility Lenders means Telenet Additional Facility AF Lenders, the aggregate of whose Term Loan AF Facility Commitments exceeds 50 per cent. of the aggregate of the Term Loan AF Facility Commitments of all Telenet Additional Facility AF Lenders.
Telenet International Finance S.à r.l. means a private limited liability company (société à responsabilité limitée), incorporated under the laws of Luxembourg, with its registered office at 2, rue Peternelchen, L-2370 Howald, Luxembourg, and registered with the Luxembourg trade and companies register under number B 155.066.
Term Loan AF Facility means the $1,500,000,000 term loan facility made available by the Telenet Additional Facility AF Lenders under this Agreement.
Term Loan AF Facility Commitment means, in relation to a Telenet Additional Facility AF Lender, the amount in U.S. Dollars set opposite its name under the heading "Term Loan AF Facility Commitment" in Schedule 1 of this Agreement executed by that Telenet Additional Facility AF Lender, to the extent not cancelled, transferred, or reduced under the Credit Agreement.
Term Loan AF Facility Loan means any Advance made available to the Borrower by the Telenet Additional Facility AF Lenders under the Term Loan AF Facility.

2.
Unless otherwise defined in this Agreement, terms defined in the Credit Agreement shall have the same meaning in this Agreement and a reference to a Clause is a reference to a Clause of the Credit Agreement. The principles of construction set out in Clause 1.2 (Construction) of the Credit Agreement apply to this Agreement as though they were set out in full in this Agreement.

3.	We refer to Clause 2.1 (Telenet Additional Facility) of the Credit Agreement. This is a Finance Document.

4.
This Agreement will take effect on the date on which the Facility Agent notifies the Borrower and the Telenet Additional Facility AF Lenders that it has received the documents and evidence set out in Schedule 2 of this Agreement, in each case in form and substance satisfactory to it or as the case may be, the requirement to provide any of such documents or evidence has been waived by the Majority Term Loan AF Facility Lenders (the Effective Date).

5.	We, the Telenet Additional Facility AF Lenders, agree:

(a)	to become party to and to be bound by the terms of the Credit Agreement as Lenders in accordance with Clause 2.1 (Telenet Additional Facility) of the Credit Agreement; and

(b)
to become party to the Intercreditor Agreement as Lenders and to observe, perform and be bound by the terms and provisions of the Intercreditor Agreement in the capacity as Lenders in accordance with Clause 20.7 (Senior Creditors) of the Intercreditor Agreement.

6.
The Telenet Additional Facility Commitment in relation to a Telenet Additional Facility AF Lender (for the purpose of the definition of Telenet Additional Facility Commitment in Clause 1.1 (Definitions) of the Credit Agreement) is its Term Loan AF Facility Commitment.

7.	Any interest due in relation to the Term Loan AF Facility will be payable on the last day of each Term in accordance with Clause 11 (Interest) of the Credit Agreement.

8.
The Availability Period for the Term Loan AF Facility shall be the period from and including the Effective Date up to the date which is 45 Business Days after the Effective Date or such other date agreed between the Telenet Additional Facility AF Lenders and the Company.

8A.
Subject to the terms of this Agreement, the Telenet Additional Facility AF Lenders make available to the Borrower a term loan facility in an amount equal to the aggregate of the Term Loan AF Facility Commitment.

9.
The Term Loan AF Facility may be drawn by up to two Advances (or any other number of Advances agreed between the Telenet Additional Facility AF Lenders and the Company) and no more than two Requests (or any other number of Requests agreed between the Telenet Additional Facility AF Lenders and the Company) may be made in respect of the Term Loan AF Facility under the Credit Agreement.

10.
The Term Loan AF Facility Loans will be used for general corporate purposes and/or working capital purposes, including, without limitation, the refinancing, repayment or prepayment of any existing indebtedness of any member of the Group including the payment of fees and expenses in connection with the refinancing.

11.	The Final Maturity Date in respect of this Term Loan AF Facility will be 31 January 2025 or such other date agreed between the Telenet Additional Facility AF Lenders and the Company.

12.	The outstanding Term Loan AF Facility Loans will be repaid in full on the Final Maturity Date in respect of the Term Loan AF Facility.

13.	The Margin in relation to the Term Loan AF Facility is 3.00 per cent. per annum or such other rate agreed between the Telenet Additional Facility AF Lenders and the Company.

14.
The first Interest Period to apply to the first Term Loan AF Facility Loan will be a period running from the first Utilisation Date in respect of the first Term Loan AF Facility Loan up to (but excluding) 15 December 2016.

15.
The interest rate for the Term Loan AF Facility will be calculated in accordance with Clause 11.1 (Calculation of interest) of the Credit Agreement, being the sum of LIBOR and the applicable Margin. For the avoidance of doubt, each party to this Agreement accepts and acknowledges that LIBOR has the meaning given to it under Clause 1.1 (Definitions) of the Credit Agreement provided that if LIBOR as determined in accordance with that definition is less than zero, it shall be deemed to be zero.

16.
The Borrower in relation to the Term Loan AF Facility shall be Telenet Financing USD LLC, (the “Borrower”), a limited liability company incorporated under the laws of the State of Delaware with its registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 and its principal office at Boeing Avenue 53, 1119 PE Schiphol-Rijk, Netherlands.

17.	If on or prior to the date falling 6 months after the date of this Agreement (but not otherwise) the Borrower:

(a)
makes any prepayment of the Term Loan AF Facility in connection with any Repricing Transaction (as defined below) other than where such prepayment is funded by the issuance of notes by any member of the Group or a special purpose vehicle which on-lends the proceeds of such notes to a member of the Group; or

(b)
effects any amendment of this Agreement or the Credit Agreement, other than, for the avoidance of doubt, any amendments contemplated by Schedule 5 (Amendments, Waivers, Consents and Other Modifications), Schedule 6 (Further Amendments, Waivers, Consents and Other Modifications), Schedule 7 (Additional Amendments, Waivers, Consents and Other Modifications), Schedule 8 (Fourth Amendments, Waivers, Consents and Other Modifications) or Schedule 9 (Fifth Amendments, Waivers, Consents and Other Modifications) resulting in a Repricing Transaction, the Borrower shall, in each case, pay to the Facility Agent, for the account of each applicable Telenet Additional Facility AF Lender,

(c)
in the case of paragraph (a) above, a prepayment fee equal to 1.00 per cent. flat on the amount of that Telenet Additional Facility AF Lender’s Term Loan AF Facility Loan which is prepaid and such prepayment fee shall be due and payable on the date of such prepayment; and

(d)
in the case of paragraph (b) above, a prepayment fee equal to 1.00 per cent. flat on the aggregate amount of the Term Loan AF Facility Loans of each Telenet Additional Facility AF Lender that shall have been the subject of a mandatory assignment under the Credit Agreement following the failure of such Lender to consent to such amendment on or prior to the date falling 6 months after the date of this Agreement and such prepayment fee shall be due and payable on the effective date of such assignment.

In this Clause:
“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Term Loan AF Facility Loans with any long term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing the Term Loan AF Facility Loans and having (or any amendment to this Agreement or the Credit Agreement which results in) an effective interest cost or weighted average yield (as determined by the Facility Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as determined by the Facility Agent (acting reasonably) on the same basis) of the Term Loan AF Facility Loans.
18.

(a)
Provided that any upsizing of the Term Loan AF Facility permitted under this paragraph will not breach any term of the Credit Agreement, the Term Loan AF Facility may be upsized by any amount, by the signing of one or more further Telenet Additional Facility Accession Agreements in respect of the Term

Loan AF Facility (an Additional Facility AF Accession Agreement), that specifies (along with the other terms specified therein) Telenet Financing USD LLC as the sole Borrower, that the Commitments under that Additional Facility AF Accession Agreement are denominated in U.S. Dollars, to be drawn in U.S. Dollars and with the same Final Maturity Date and Margin as specified in this Agreement.

(b)
For the purposes of this paragraph 18 (unless otherwise specified), references to each Telenet Additional Facility AF Lender and Term Loan AF Facility Loans shall include Lenders and Advances made under any such further Additional Facility AF Accession Agreement.

(c)
Where any Term Loan AF Facility Loan has not already been consolidated with any other Term Loan AF Facility Loan, on the last day of any Term for that unconsolidated Term Loan AF Facility Loan, that Term Loan AF Facility Loan will be consolidated with any other Term Loan AF Facility Loan which has a Term ending on the same day as that unconsolidated Term Loan AF Facility Loan, and all such Term Loan AF Facility Loans will then be treated as one Advance under the Term Loan AF Facility.

19.
For the purposes of any amendment or waiver, consent or other modification (including, with respect to any existing Default or Event of Default) that may be sought by the Company under the Credit Agreement or any other Finance Document on or after the date of this Agreement, the Telenet Additional Facility AF Lenders hereby consent to:

(a)
any and all of the items set out in Schedule 5 (Amendments, Waivers, Consents and Other Modifications), Schedule 6 (Further Amendments, Waivers, Consents and Other Modifications), Schedule 7 (Additional Amendments, Waivers, Consents and Other Modifications) Schedule 8 (Fourth Amendments, Waivers, Consents and Other Modifications) and Schedule 9 (Fifth Amendments, Waivers, Consents and Other Modifications) of this Agreement; and

(b)
any consequential amendment, waiver, consent or other modification, whether effected by one instrument or through a series of amendments, to the Credit Agreement or any other Finance Document to be made either to implement the changes envisaged in Schedule 5 (Amendments, Waivers, Consents and Other Modifications), Schedule 6 (Further Amendments, Waivers, Consents and Other Modifications), Schedule 7 (Additional Amendments, Waivers, Consents and Other Modifications), Schedule 8 (Fourth Amendments, Waivers, Consents and Other Modifications) and/or Schedule 9 (Fifth Amendments, Waivers, Consents and Other Modifications) of this Agreement or to conform any Finance Document to Schedule 5 (Amendments, Waivers, Consents and Other Modifications), Schedule 6 (Further Amendments, Waivers, Consents and Other Modifications), Schedule 7 (Additional Amendments, Waivers, Consents and Other Modifications), Schedule 8 (Fourth Amendments, Waivers, Consents and Other Modifications) and/or Schedule 9 (Fifth Amendments, Waivers, Consents and Other Modifications) of this Agreement; and/or

(c)
any other amendment, waiver, consent or modification, whether effected by one instrument or through a series of amendments, to the Credit Agreement or any other Finance Document to be made to conform any Finance Document to any Liberty Global Reference Agreement (provided that any amendment, waiver, consent or modification to conform the Credit Agreement or any other Finance Document to the Liberty Global Reference Agreement referred to at paragraph (v) of that definition, shall be limited to those that are mechanical in nature unless specifically referenced in Schedule 5 (Amendments, Waivers, Consents and Other Modifications), Schedule 6 (Further Amendments, Waivers, Consents and Other Modifications), Schedule 7 (Additional Amendments, Waivers, Consents and Other Modifications), Schedule 8 (Fourth Amendments, Waivers, Consents and Other Modifications) and/or Schedule 9 (Fifth Amendments, Waivers, Consents and Other Modifications) of this Agreement and provided further that any amendment, waiver, consent or modification to conform the Credit Agreement or any other Finance Document to the Liberty Global Reference Agreements referred to at paragraphs (vi) to (x) of that definition shall be limited to any amendment, waiver, consent or modification which is specifically referenced in Schedule 5 (Amendments, Waivers, Consents and Other Modifications), Schedule 6 (Further Amendments, Waivers, Consents and Other Modifications), Schedule 7 (Additional Amendments, Waivers, Consents and Other Modifications), Schedule 8 (Fourth Amendments, Waivers, Consents and Other Modifications) and/or Schedule 9 (Fifth Amendments, Waivers, Consents and Other Modifications) of this Agreement and, in each case, any consequential amendments, waivers, consents or modifications), and this Agreement shall constitute each Telenet Additional Facility AF Lenders' irrevocable and unconditional written consent in respect of such amendments, waivers, consents and other modifications to the Finance Documents for the purposes of Clause 28 (Amendments and Waivers) of the Credit Agreement and Clause 21 (Remedies, Waivers, Amendments and Consents) of the Intercreditor Agreement without any further action required on the part of the Company, any Obligors, the Facility Agent, the Security Agent or the Telenet Additional Facility AF Lenders.

20.
The Telenet Additional Facility AF Lenders hereby waive receipt of any fee in connection with the consent in Clause 19 above, notwithstanding that other consenting Lenders under the Credit Agreement may be paid a fee in consideration of such Lenders’ consent to any or all of the foregoing amendments, waivers or other modifications.

21.
The Telenet Additional Facility AF Lenders hereby acknowledge and agree that the Facility Agent and/or the Security Agent may, but shall not be required to, send us any further formal amendment request in connection with all, or any of the proposed amendments set out under Clause 19 above and the Facility Agent and/or the Security Agent shall be authorised to consent on our behalf, as a Lender under one or more Telenet Additional Facilities, to any such proposed amendments set out under Clause 19 above, and such consent shall be taken into account in calculating whether the Majority Lenders, or the relevant requisite Lenders, have consented to the relevant amendments and/or waiver to the Finance Documents in accordance with Clause 28 (Amendments and Waivers) of the Credit Agreement and Clause 21 (Remedies, Waivers, Amendments and Consents) of the Intercreditor Agreement.

22.
On the first Utilisation Date in respect of the Term Loan AF Facility, the Borrower confirms, on behalf of itself and the Company confirms on behalf of itself and each other Obligor, that the representations and warranties set out in Clause 18 (Representations and Warranties) of the Credit Agreement (except for Clauses 18.5 (Non –conflict), 18.6 (Event of Default), 18.7 (Authorisations), 18.9 (No material adverse change), 18.10 (Litigation and insolvency proceedings), 18.11 (Tax Liabilities), 18.12 (Security Interests), 18.14 (Environmental Laws), 18.15 (Ownership of assets), and 18.16 (ERISA), 18.17 (United States Regulations) and 18.18 (Anti-Terrorism Laws)) are true and correct as if made at the first Utilisation Date in respect of the Term Loan AF Facility with reference to the facts and circumstances then existing, and as if each reference to the Finance Documents includes a reference to this Agreement.

23.
Each of the Obligors further represents and warrants on the first Utilisation Date in respect of the Term Loan AF Facility that the execution and delivery by it of this Agreement and the performance of the transactions contemplated by this Agreement will not violate any agreement or instrument to which it is a party or which is binding upon it or any member of the Group or any of its assets or any member of the Group’s assets, where such violation would or is reasonably likely to have a Material Adverse Effect.

24.	Each of the Guarantors party to this Agreement confirm that its obligations under Clause 17 (Guarantee and Indemnity) of the Credit Agreement and each of the Existing Security Providers party to this

Agreement confirms that the Security Interests created pursuant to the Security Documents and its obligations under the Finance Documents, shall continue unaffected and that such obligations extend to the Total Commitments as increased by the addition of the Term Loan AF Facility and that such obligations shall be owed to each Finance Party including the Telenet Additional Facility AF Lenders.

25.	Each Telenet Additional Facility AF Lender confirms to each Finance Party that:

(a)
it has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Credit Agreement and has not relied on any information provided to it by a Finance Party in connection with any Finance Document; and

(b)
it will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Credit Agreement or any Telenet Additional Facility Commitment is in force.

26.
Each of the Telenet Additional Facility AF Lenders agrees that without prejudice to Clause 29.4 (Procedure for Transfer by way of Novation) of the Credit Agreement, each New Lender (as defined in the Transfer Certificate referred to below) shall become, by the execution by the Facility Agent of a Transfer Certificate substantially in the form of Schedule 3 (Transfer Certificate - Cash) or Schedule 4 (Transfer Certificate - Cashless) (as applicable) to this Agreement bound by the terms of this Agreement as if it were an original party hereto as a Telenet Additional Facility AF Lender and shall acquire the same rights, grant the same consents and assume the same obligations towards the other parties to this Agreement as would have been acquired, granted and assumed had the New Lender been an original party to this Agreement as a Telenet Additional Facility AF Lender.

27.
The Facility Office and address for notices of each Telenet Additional Facility AF Lender for the purposes of Clause 35.2 (Contact details) of the Credit Agreement will be that notified by each Telenet Additional Facility AF Lender to the Facility Agent.

28.	For the purposes of the Term Loan AF Facility and any Term Loan AF Facility Loan, and notwithstanding any provision of a Finance Document to the contrary:

(a)	The following defined terms shall have the following meanings in the Finance Documents:
Luxembourg means the Grand Duchy of Luxembourg;
Luxembourg Guarantor means a Guarantor incorporated in Luxembourg; and
Luxembourg Obligor means an Obligor incorporated in Luxembourg.

(b)	Where they relate to a Luxembourg company, references in the Finance Documents to:

(i)
a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

(ii)	a receiver, administrative receiver, administrator or the like includes, without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur or curateur;

(iii)
a security interest includes any hypothèque, nantissement, gage, privilege, sûreté réelle, droit de rétention and any type of real security or agreement or arrangement having a similar effect and any transfer of title by way of security; and

(iv)	a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements).

(c)	Any guarantee given by any Luxembourg Guarantor does not constitute a suretyship (cautionnement) in the sense of articles 2011 and subsequent of the Luxembourg civil code.

(d)
The maximum liability of any Luxembourg Guarantor under the Finance Documents shall be limited so that the maximum amount payable by the relevant Luxembourg Guarantor for the obligations of any Obligor, which is not a direct or indirect Subsidiary of such Luxembourg Guarantor, hereunder shall at no time exceed the Maximum Amount.

Maximum Amount of any Luxembourg Guarantor means the sum of an amount equal to the aggregate (without duplication) of:

(i)
all moneys received by that Luxembourg Guarantor or direct or indirect Subsidiaries of that Luxembourg Guarantor (which are direct or indirect Subsidiaries of that Luxembourg Guarantor on the date hereof or which will be direct or indirect Subsidiaries of that Luxembourg Guarantor hereafter) as borrower under or pursuant to the Finance Documents; and

(ii)
the aggregate amount of the outstanding intercompany loans made to the Luxembourg Guarantor or direct or indirect Subsidiaries of that Luxembourg Guarantor (which are direct or indirect Subsidiaries of that Luxembourg Guarantor on the date hereof or which will be direct or indirect Subsidiaries of that Luxembourg Guarantor hereafter) by other members of the Group which have been funded with moneys received by the Borrowers under the Finance Documents (the Loan Amount); and

(iii)	an amount equal to 95% of the greater of:

(A)	the market value of the assets of the Luxembourg Guarantor at the time the guarantee is called less the Liabilities, other than the Loan Amount, at the time the guarantee is called; and

(B)	the market value of the assets of the Luxembourg Guarantor at the date of this Agreement less the Liabilities, other than the Loan Amount, at the time the guarantee is called.
Liabilities means all existing liabilities (other than any liabilities owed to the direct or indirect shareholders of the Luxembourg Guarantor) incurred, from time to time, by the Luxembourg Guarantor and as reflected, from time to time, in the books of the Luxembourg Guarantor.
If the Parties fail to reach an agreement as to the market value of the assets as referred to under paragraph (C) above, such market value shall be determined, at the sole costs of the Luxembourg Guarantor (provided such costs are properly and reasonably incurred), by (1) an independent investment bank appointed for this purpose by the Finance Parties or (2) a Luxembourg réviseur d’entreprises agréé appointed upon the request of any of the Finance Parties.

(e)
Telenet International Finance S.à r.l. hereby expressly accepts and confirms, for the purposes of Articles 1278 and 1281 of the Luxembourg Civil Code, that notwithstanding any assignment, transfer and/or novation permitted under, and made in accordance with the provisions of this Agreement or the Finance Documents, the guarantee given by it guarantees all obligations of each Luxembourg Obligor (including without limitation, all obligations with respect to all rights and/or obligations so assigned, transferred or novated) and any security created under this Agreement or the Finance Documents shall be preserved for the benefit of any New Lender and each Luxembourg Obligor hereby accepts and confirms the aforementioned.

(f)
Qualifying Lender means, in the case of a Luxembourg Borrower, a Lender which is not an individual or a residual entity within the meaning of the Luxembourg laws of 21 June 2005 implementing the European Council Directive 2003/48/EC of 3 June 2003 (the EU SD) on taxation of savings income in the form of interest payments, including notably the Luxembourg law of 23 December 2005 creating a final withholding tax on certain income deriving from savings, and any entity which may fall within the scope of the EU SD as it may be amended from time to time or, in the case of a Belgian Borrower, has the meaning given to that term in the Credit Agreement.

29.	Each Existing Security Provider (other than the Company) irrevocably appoints the Company to act as its agent:
(a)    to give and receive all communications under the Finance Documents;
(b)     to supply all information concerning itself to any Finance Party; and
(c)    to sign all documents under or in connection with the Finance Documents.
Any communication given to the Company in connection with a Finance Document will also be deemed to have been given to the other Existing Security Providers and each Finance Party may assume that any communication made by the Company is made with the consent of the other Existing Security Providers.

30.	If a term of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement.

31.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

32.	Clause 38.1 (Jurisdiction) of the Credit Agreement is incorporated into this Agreement as if set out in full and as if references in that clause to “the Finance Documents” is to this Agreement.

33.
This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

34.	This Agreement is a “Deed of Accession” for the purposes of Clause 20.7 of the Intercreditor Agreement.
THIS AGREEMENT is executed and delivered as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1
TELENET ADDITIONAL FACILITY AF LENDERS AND TERM LOAN AF FACILITY COMMITMENTS

Telenet Additional Facility AF Lender	Term Loan AF Facility Commitment ($)(mln)
The Bank of Nova Scotia	1,500,000,000

Total	1,500,000,000

SCHEDULE 2
CONDITIONS PRECEDENT DOCUMENTS

1.	Obligors

(a)	A copy of the articles of association or equivalent constitutional documents of each Obligor and each Existing Security Provider.

(b)
A copy of a resolution of the board of directors or equivalent of each Obligor and each Existing Security Provider approving the terms of, and the transactions contemplated by, this Agreement and any other Finance Documents to which it is, or will become, a party.

(c)
A specimen of the signature of each person authorised on behalf of each Obligor and each Existing Security Provider to execute or witness the execution of this Agreement and any other Finance Document or to sign or send any document or notice in connection with this Agreement and any other Finance Document.

(d)
An up-to-date extract from the Luxembourg Trade and Companies Register in respect of each Obligor and each Existing Security Provider incorporated in Luxembourg or, to the extent such Obligor or Existing Security Provider is not registered with the Luxembourg Trade and Companies Register, a certificate from a notary residing in Luxembourg.

(e)
An up-to-date negative certificate (certificat de non-inscription d'une decision judiciaire) issued by the Luxembourg Trade and Companies register in respect of each Obligor and each Existing Security Provider incorporated in Luxembourg or, to the extent such Obligor or Existing Security Provider is not registered with the Luxembourg Trade and Companies Register, a certificate on solvency of an authorised signatory of the relevant Obligor or Existing Security Provider (as applicable).

(f)
A copy of the minutes of the shareholders' meeting of each Belgian Obligor and each Belgian Existing Security Provider in the form of a limited liability company (naamloze vennootschap) (except for Telenet Group Holding NV):

(i)	approving for the purposes of article 556 of the Belgian Companies Act, the terms of and transactions contemplated by this Agreement; and

(ii)
authorising named persons to fulfil the formalities with the Registry of the Commercial Court of the registered office of such Obligor or Existing Security Provider following the decision taken in accordance with the above.

(g)	A certificate of an authorised signatory of the Company:

(i)	confirming that utilising the Total Commitments (including the Term Loan AF Facility Commitments) in full would not breach any limit binding on any Obligor or Existing Security Provider; and

(ii)	certifying that each copy document specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal opinions

(a)	A legal opinion of Allen & Overy LLP, English legal advisers to the Facility Agent, addressed to the Finance Parties.

(b)	A legal opinion of Allen & Overy LLP, Belgian legal advisers to the Facility Agent, addressed to the Finance Parties.

(c)	A legal opinion of Allen & Overy, société en commandite simple (Luxembourg), Luxembourg legal advisers to the Facility Agent, addressed to the Finance Parties.

(d)	A legal opinion of Ropes & Gray LLP, Delaware legal advisers to the Obligors and Existing Security Providers, addressed to the Finance Parties.

3.	Other Documents

(a)	Evidence that the agent of the Borrower under the Finance Documents for service of process in England has accepted its appointment.

(b)	A duly executed copy of the Fee and Syndication Letter.

SCHEDULE 3
TRANSFER CERTIFICATE (CASH)

To:	The Bank of Nova Scotia as Facility Agent and Telenet Financing USD LLC as Borrower

From:	[THE EXISTING LENDER] and [THE NEW LENDER]
Date: 2016
Telenet BVBA2 - credit facilities agreement dated August 1, 2007 (as amended and restated from time to time), by and among Telenet BVBA and The Bank of Nova Scotia (originally BNP Paribas and then Toronto Dominion (Texas) LLC) as facility agent and KBC Bank NV as security agent (the Credit Agreement)
Terms defined in the Credit Agreement have the same meanings when used in this Transfer Certificate, or, if not defined in the Credit Agreement, the Telenet Additional Facility AF Accession Agreement (as defined below), have the same meaning in this Transfer Certificate.
We refer to:

(a)	Clause 29.4 (Procedure for transfer by way of novations) of the Credit Agreement;

(b)	Clause 20.3 (Transfers by Finance Parties) of the Intercreditor Agreement; and

(c)
the Telenet Additional Facility Accession Agreement dated [●] 2016, pursuant to which a [$][●] term loan facility is made available to the Borrower as a Telenet Additional Facility (Term Loan AF Facility) under the Credit Agreement (the Telenet Additional Facility AF Accession Agreement).

1.
We, [ ] (the Existing Lender) agree to novate and we, [ ] (the New Lender) agree to accept novation of all the Existing Lender's rights and obligations referred to in the Schedule on and from the Effective Date in accordance with Clause 29.4 (Procedure for transfer by way of novations) of the Credit Agreement and Clause 20.3 (Transfers by Finance Parties) of the Intercreditor Agreement.

2.
The New Lender confirms that it is bound by the terms of the Telenet Additional Facility AF Accession Agreement from the Effective Date as if it were an original party thereto as a Telenet Additional Facility AF Lender and shall acquire the same rights, grant the same consents and assume the same obligations towards the other parties to the Telenet Additional Facility AF Accession Agreement as would have been acquired, granted and assumed had the New Lender been an original party to the Telenet Additional Facility AF Accession Agreement as a Telenet Additional Facility AF Lender.

3.
For the purposes of Articles 1278 and 1281 of the Luxembourg Civil Code and Article 1278 of the Belgian Civil Code, each of the Existing Lender, the Facility Agent and the New Lender agree and each of the Existing Security Providers and Guarantors acknowledge and accept that the Security Documents will be preserved for the benefit of the New Lender in accordance with Clause 27.4 (Procedure for transfer by way of novations) of the Credit Agreement.

4.	The New Lender represents on the date of this Transfer Certificate that:

_______________

2 Formerly known as Telenet Bidco NV and subsequently Telenet NV following the merger of Telenet NV into Telenet Bidco and subsequently Telenet BVBA following the conversion into a BVBA.

(a)	it is a Qualifying Lender; and

(b)	it is not a Lender that has met the conditions described in any of paragraphs (a) to (c) of Clause 12.6 (U.S. Taxes) of the Credit Agreement.

5.	This Transfer Certificate shall take effect on the date of this Transfer Certificate.

6.	For the purposes of this Transfer Certificate, “Effective Date” means the date specified under the Facility Agent's name in the relevant signature page to this Transfer Certificate.

7.
Each party to this document agrees, the Facility Agent agrees on behalf of each Finance Party, and Telenet BVBA agrees on behalf of each Obligor, that this document is a Transfer Certificate notwithstanding that its form is different to that required by the Credit Agreement.

8.	This Transfer Certificate is a Finance Document.

9.
This Transfer Certificate may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Transfer Certificate by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Transfer Certificate.

10.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE
Rights and obligations to be novated:
EXISTING LENDER
Existing Lender’s Term Loan AF Facility Commitment: $[●]
Assignee: New Lender

NEW LENDER

Facility Office	[ ]
Address for notices for administrative purposes [ ]
Address for notices for credit purposes [ ]

[The Existing Lender], as the Existing Lender

By:

Name:
Title

[The New Lender], as the New Lender

By:
Name:
Title:

TELENET BVBA, as Obligors agent

By:
Name:
Title:

TELENET BVBA, as Existing Security Providers agent

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as Facility Agent

By:
Name:
Title:
Date:
The Facility Agent confirms that the Effective Date is the date on which it countersigns this Transfer Certificate.

SCHEDULE 4
(TRANSFER CERTIFICATE - CASHLESS)

To:	The Bank of Nova Scotia as Facility Agent and Telenet Financing USD LLC as Borrower

From:	Telenet Luxembourg Finance Center S.à r.l.
Société à responsabilité limitée
2, rue Peternelchen, L-2370 Howald, Luxembourg
B 155.088
Date: 2016
Telenet BVBA3 - credit facilities agreement dated August 1, 2007 (as amended and restated from time to time), by and among Telenet BVBA and The Bank of Nova Scotia (originally BNP Paribas and then Toronto Dominion (Texas) LLC) as facility agent and KBC Bank NV as security agent (the Credit Agreement)
Terms defined in the Credit Agreement have the same meanings when used in this letter, or, if not defined in the Credit Agreement, the Telenet Additional Facility AF Accession Agreement (as defined below), have the same meaning in this Transfer Certificate.
We refer to:

(a)	Clause 29.4 (Procedure for Transfer by Way of Novations) of the Credit Agreement;

(d)	Clause 20.3 (Transfers by Finance Parties) of the Intercreditor Agreement; and

(e)
the Telenet Additional Facility Accession Agreement dated [•] 2016, pursuant to which a term loan facility is being made available to the Borrower as a Telenet Additional Facility (Term Loan AF Facility) under the Credit Agreement (the Telenet Additional Facility AF Accession Agreement).

1.
[ ] (the Existing AD Lender) agrees to novate and Telenet Luxembourg Finance Center S.à r.l. (the New AD Lender) agrees to accept novation on the Effective Date of all the Existing AD Lender's rights and obligations referred to in the Schedule in accordance with Clause 29.4 (Procedure for transfer by way of novations) of the Credit Agreement and Clause 20.3 (Transfers by Finance Parties) of the Intercreditor Agreement.

2.
Telenet Luxembourg Finance Center S.à r.l. (the Existing AF Lender) agrees to novate and [ ] (the New AF Lender) agrees to accept the novation on the Effective Date of all the Existing AF Lender's rights and obligations referred to in the Schedule in accordance with Clause 29.4 (Procedure for transfer by way of novations) of the Credit Agreement and Clause 20.3 (Transfers by Finance Parties) of the Intercreditor Agreement.

3.	The aggregate Existing Term Loan AD Facility Commitment will be equal to the aggregate Existing Term Loan AF Facility Commitment (each term as referred to in the the Schedule to
_______________

3Formerly known as Telenet Bidco NV and subsequently Telenet NV following the merger of Telenet NV into Telenet Bidco and subsequently Telenet BVBA following the conversion into a BVBA.

this certificate). The Existing AD Lender's obligation to transfer the Existing Term Loan AD Facility Commitment to the New AD Lender and the Existing AF Lender’s obligation to transfer the Existing Term Loan AF Facility Commitment to the New AF Lender, will each be deemed to be satisfied by the deemed transfer of the other, in each case on the Effective Date.

4.
The New AD Lender confirms that it is bound by the terms of the Telenet Additional Facility AD Accession Agreement from the Effective Date as if it were an original party thereto as a Telenet Additional Facility Lender and shall acquire the same rights and assume the same obligations towards the other parties to the Telenet Additional Facility AD Accession Agreement as would have been acquired and assumed had the New AD Lender been an original party to the Telenet Additional Facility AD Accession Agreement as a Telenet Additional Facility Lender.

5.
The New AF Lender confirms that it is bound by the terms of the Telenet Additional Facility AF Accession Agreement from the Effective Date as if it were an original party thereto as a Term Loan AF Facility Lender and shall acquire the same rights and assume the same obligations towards the other parties to the Telenet Additional Facility AF Accession Agreement as would have been acquired and assumed had the New AF Lender been an original party to the Telenet Additional Facility AF Accession Agreement as a Term Loan AF Facility Lender.

6.	For the purposes of Article 1278 and 1281 of the Luxembourg Civil Code and Article 1278 of the Belgian Civil Code:

(a)
the Existing AD Lender, the Facility Agent and the New AD Lender agree, and each of the Existing Security Providers and Guarantors acknowledge and accept, that the Security Documents will be preserved for the benefit of the New AD Lender, and

(b)
the Existing AF Lender, the Facility Agent and the New AF Lender agree, and each of the Existing Security Providers and Guarantors acknowledge and accept, that the Security Documents will be preserved for the benefit of the New AF Lender, in each case in accordance with Clause 29.4 (Procedure for transfer by way of novations) of the Credit Agreement.

7.	The New AD Lender and the New AF Lender each represents on the date of this Transfer Certificate that it is a Qualifying Lender.

8.	This certificate shall take effect on the date of this certificate.

9.	For the purposes of this Transfer Certificate, “Effective Date” means the date specified under the Facility Agent's name in the relevant signature page to this Transfer Certificate.

10.
Each party to this document agrees, the Facility Agent agrees on behalf of each Finance Party, and Telenet BVBA agrees on behalf of each Obligor, that this document is a Transfer Certificate notwithstanding that its form is different to that required by the Credit Agreement.

11.	This Transfer Certificate is a Finance Document.

12.
This Transfer Certificate may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Transfer Certificate by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Transfer Certificate.

13.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE
Rights and obligations to be novated:
1.    Existing AD Lender
Existing Term Loan AD Facility Commitment: $
Transferee: New AD Lender

2.    Existing AF Lender
Existing Term Loan AF Facility Commitment: $
Transferee: New AF Lender

TELENET LUXEMBOURG FINANCE CENTER S.À R.L., as the New AD Lender

By:
Name:
Title:

TELENET LUXEMBOURG FINANCE CENTER S.À R.L., as the Existing AF Lender

By:
Name:
Title:

, as the Existing AD Lender

By:
Name:

, as the New AF Lender

By:
Name:

TELENET BVBA, as Obligors agent

By:
Name:
Title:

TELENET BVBA, as Existing Security Providers agent

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as Facility Agent

By:
Name:
Title:
Date:
The Facility Agent confirms that the Effective Date is the date on which it countersigns this Transfer Certificate.

SCHEDULE 5
AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 5 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement and the Intercreditor Agreement (as applicable). All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement and the Intercreditor Agreement (as applicable).
In this Schedule, references to "recent Liberty precedent" shall be construed to mean any Liberty Global Reference Agreement.

1.
Majority Lenders: amend Clause 1.1 (Definitions) of the Credit Agreement to reduce the fractions specified in the definitions of Majority Lenders, from two thirds or more (for any or all purposes under the Credit Agreement or any other Finance Document (including for the purposes of any Telenet Additional Facility)) to more than 50.00% and to exclude the available commitments of defaulting lenders for the purposes of amendments or waivers.

2.
Super Majority Lenders: amend Credit Agreement to provide for a definition of Super Majority Lenders so that amendments and waivers in respect of the release of any guarantee or security only requires the consent of Lenders representing 90.00% of Commitments.

3.
Increase: amend Clause 2 (Facilities) to provide for the ability to increase Commitments under a Facility by increasing a Lender’s Commitments with that Lender’s consent or by including new Commitments of any bank, financial institution, trust, fund or any other entity selected by the Company, including (but without limitation) the ability to increase the Commitments in an amount equal to the amount of any commitments cancelled as a result of (i) illegality, or (ii) Commitments cancelled as a result of the relevant Lender becoming a defaulting lender. Amend to permit the Company to pay a fee to any increase Lender.

4.
Tax: amend Clause 12 (Taxes) to include any provisions (which are not materially adverse to the interests of the Lenders) required to accommodate an acceding Additional Borrower incorporated in a jurisdiction other than Belgium, the Netherlands, Luxembourg and the United States.

5.
Market Disruption: amend the Credit Agreement to include market disruption provisions and the provision of alternative interest rates in accordance with recent Liberty precedents and/or, to the extent not inconsistent with recent Liberty precedent, the European leverage loan market.

6.
Geographic restrictions: amend Clause 29.8 (Additional Borrowers) to provide that, in addition to the existing ability for an Additional Borrower incorporated in Benelux and the US to accede (without requiring any Lender consent), to provide an ability to accede Additional Borrowers incorporated in any other jurisdictions with the consent of the Majority Lenders.

7.
Holding Companies: amend Clause 21.9(b)(iii) to expressly permit a merger of Telenet Group Holding NV, Telenet BVBA or Telenet Vlaanderen NV or any of their intermediate holding companies subject to compliance with the merger regime in recent Liberty precedents.

8.	Changes to Thresholds: in the definition of Permitted Security Interest, permit the Company to secure Financial Indebtedness on a pari passu or junior ranking basis provided that (other than in the case of a refinancing of other secured Financial Indebtedness in the same or a lesser principal amount) the Net Total Debt to Consolidated Annualised EBITDA ratio on a pro forma basis would not be greater than 5.50:1.00 and provided that such Financial Indebtedness is subject to an intercreditor agreement on terms which are satisfactory to the Security Agent (acting on the instructions of the Majority Lenders) and where (in the case of such Financial Indebtedness being secured on a junior ranking basis) the rights of the holders of such Financial Indebtedness in respect of any payment will be contractually subordinated to the rights of the Lenders on terms comparable to the Loan Market Association’s form of intercreditor agreement at such time for mezzanine debt, as referred to in recent Liberty precedent.

9.
Security and Guarantee Release: amend the relevant provisions of the Credit Agreement (in particular Clauses 21.17 (Share Security) and 29.11 (Resignation of an Obligor(other than the Company))) to provide that, subject to certain thresholds being met no Obligor nor any other member of the Group is required to provide any Security or guarantee other than Security over the shares that it holds in any Obligor, Security required under the terms of the Credit Agreement in respect of Subordinated Shareholder Loans and a guarantee from the Obligors under the terms of the Credit Agreement and include a provision to authorise the Security Agent to release any other Security or guarantees other than the aforementioned and to release Security in respect of Permitted Disposals and to permit relevant Security to be released if a Guarantor resigns in accordance with Clause 29.11 (Resignation of an Obligor (other than the Company)) provided that the guarantor coverage test would still be met notwithstanding such release.

10.
Defaulting Lender: include standard defaulting lender provisions used in recent Liberty precedents and/or, to the extent not inconsistent with recent Liberty precedent, the European leverage loan market so as the commitments of a defaulting lender may be cancelled and it will have no rights to vote in respect of such cancelled commitments. Clarify that no commitment fee will be payable to a defaulting lender.

11.
Assignments/Transfers of Lenders: clarify that the Company should have the right to withhold consent in respect of an assignment/transfer of the Revolving Facility to an entity which is not a lender under a revolving facility to the wider Liberty group (subject to no consent being required in the case of transfers to other Lenders or affiliates of Lenders or following an event of default which is continuing). There should be no unreasonableness qualifier on this right (in respect of the Revolving Facility only). Remove requirement of deemed consent within 10 Business Days in respect of each Revolving Facility.

12.
Assignments/Transfers of Obligors: amend Clause 29.2 (Assignment or Transfer by Obligors) so that any Benelux Borrower may assign or transfer any of its rights and obligations under the Revolving Facility or the Term Loans to another Benelux Borrower and so that any US Borrower may do the same to another US Borrower, in each case, without the prior consent of the Lenders provided that a solvency opinion and legal opinion are provided, if requested, in accordance with recent Liberty precedents in respect of an equivalent provision.

13.	Amendments:

(a)
amend Clause 28 (Amendments and waivers) to introduce a class exception, whereby any amendment or waiver that relates only to the rights or obligations of a particular Utilisation or Facility and does not materially and adversely affect the rights or interests of Lenders in respect of other Utilisations or Facilities only requires the consent of the relevant proportion of Lenders participating in such Utilisation or Facility;

(b)
amend Clause 28.2 (Exceptions) to require the consent of affected Lenders only and not all Lenders (and make any consequential changes by amending for example, all references to matters requiring all Lender consent to only requiring affected Lender consent); and

(c)
include a new paragraph (d) to Clause 28.2 (Exceptions), to permit the Facility Agent to make technical, minor, operational and OID amendments without consent from any Lenders, on terms consistent with recent Liberty precedent as at the date of implementation of the amendments.

14.
Joint Ventures and solvent reorganisations: amend the Credit Agreement to permit Telenet BVBA to contribute freely pledged loan and guarantee receivables to the Permitted Joint Venture’s share capital without requiring a release from the Security Agent (subject to confirmation or re-taking of security over such pledged loan and guarantee receivables).

15.	Accession Agreements: amend each Accession Agreement to remove the restriction which prevents:

(a)
Telenet BVBA from arranging an Additional Facility if after giving effect to a utilisation thereunder, the ratio of Net Total Senior Debt to Consolidated Annualised EBITDA would be greater than 4.50:1; and

(b)	the Company from requesting the transfer of an Additional Facility pursuant to Clause 28.3 (Non-Consenting Lenders).

16.	Non-Consenting Lenders: remove the timing window of 90 days during which the Company may effect the provisions set out in Clause 28.3 (Non-Consenting Lenders).

SCHEDULE 6
FURTHER AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 6 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement and the Intercreditor Agreement (as applicable). All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement and the Intercreditor Agreement (as applicable).
In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement.

1.
Business: amend the definition of Business to include any business or provision of services substantially the same or similar to that of any Affiliate of the Company other than a member of the Group on the amendment and restatement date as set out in recent Liberty precedent.

2.
Screen Rate: amend the definition of Screen Rate to provide for the replacement of the Banking Federation of the European Union by the European Money Markets Institute as the administrator of EURIBOR together with other amendments to the definition of Screen Rate by reference to clause and language used in recent Liberty precedents.

3.	Financial Indebtedness: amend the definition of Financial Indebtedness as follows:

(a)	deleting paragraph (f) in relation to deferred payments; and

(b)	by excluding the following items from the definition:

(i)	any obligation to make payments in relation to earn outs;

(ii)	any pension obligations; and

(iii)	any payments for assets acquired or services supplied deferred in accordance with the terms pursuant to which the relevant assets were or are to be acquired or services were or are to be supplied.

4.	Super Majority Lenders: delete paragraph (a)(vii) of Clause 28.2 (Exceptions).

5.	Mandatory Costs: delete all references in each Additional Facility Accession Agreement to Mandatory Costs and any related provisions.

6.
Rollover Loans: amend Clause 4.2 (Further conditions precedent) so that the applicable condition precedent to a Rollover Loan is that the Facility Agent shall not have received instructions from the Lenders to whom more than 50 per cent. of the relevant Rollover Loan or documentary credit is owed (not taking into account outstandings in respect of which a repayment or cancellation notice has been delivered), requiring the Facility Agent to refuse such rollover or renewal of a documentary credit following a written notice having been served under Clause 22.16 (Acceleration).

7.	Tax: amend Clause 12 (Taxes) to provide that each Finance Party will be obliged to act reasonably and in good faith in making any determination for the purpose of Clause 12 (Taxes).

8.
VAT: amend Clause 12.8 (Value Added Taxes) to provide that (i) no Party shall exercise any potential option for waiving a VAT exemption and (ii) no payment shall be required from an Obligor to a Finance Party if the relevant VAT charge is caused by that Finance Party’s option to waive a VAT exemption and to conform it such that it is consistent with any VAT provisions in recent Liberty precedents.

9.
Market Disruption: amend the Credit Agreement to include provisions for the protection of reference banks and their officers in accordance with recent Liberty precedents and/or, to the extent not inconsistent with recent Liberty precedent, the European leverage loan market.

10.
Information: amend the Credit Agreement to include new confidentiality provisions in relation to funding rates and reference bank quotations in accordance with recent Liberty precedents and/or, to the extent not inconsistent with recent Liberty precedent, the European leverage loan market.

11.	Financial Covenants:

(a)
amend the definition of Consolidated EBITDA, at the Company’s option to provide that the starting point for Consolidated EBITDA may be operating income and/or, at the Company’s option, to include the following limbs as add backs or deductions to that definition:

(i)	all stock-based compensation expenses;

(ii)	(at the Parent’s option) other non-cash impairment charges;

(iii)	any extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge including any one-off reorganization or restructuring charges;

(iv)	any accrued management fees (and include a definition as per recent Liberty precedents) (whether or not paid) and any permitted holding company expenses;

(v)	earn out payments to the extent such payments are treated as capital payments under the accounting principles; and

(vi)
realised gains (losses) (to the extent not already included) arising out of the maturity or on termination of forward foreign exchange or other currency hedging contracts entered into with respect to operational cash flows.

(b)
amend the definition of Consolidated Total Borrowings, in each case, to exclude from such definitions Financial Indebtedness of a member of the Group under which the person to whom the Financial Indebtedness is owed does not have or will not have recourse to any member of the Group other than recoveries made on enforcement and such person is not entitled to commence proceedings for the winding up of any member of the Group until after the Commitments have been reduced to zero and all amounts owing under the Finance Documents have been repaid in full.

12.
Asset Securitisation Subsidiary: amend the Credit Agreement to include (i) an ability for one or more members of the Group to provide limited recourse credit support by way of letter of credit, revolving facility commitment, guarantee or other credit enhancement up to a maximum amount of 25% of the principal amount of the indebtedness of an asset securitisation subsidiary (and such credit enhancement shall not count as Financial Indebtedness), (ii) the following as Permitted Security Interests: rights of set-off granted to any financial institution acting as a lockbox bank in connection with any asset securitisation programme or a receivables factoring transaction, security interests for the purpose of perfecting the ownership interests of a purchaser of receivables and related assets pursuant to any asset securitisation programme or a receivables factoring transaction, cash deposits or other security interests for the purposes of securing the limited recourse credit support at (i) above, security interests over investments in asset securitisation subsidiaries and liens arising in connection with other sales of receivables permitted under the Credit Agreement without recourse to the Group and (iii) an ability to make investments in cash in or to invest in indebtedness of asset securitisation subsidiaries.

13.	Permitted Disposals:

(a)	amend the definition of Permitted Disposal to include in addition to the existing “Permitted Disposals”:

(i)	a payment required to be made under the senior secured finance documents;

(ii)
disposals of property or other assets on bona fide arm’s length commercial terms in the ordinary course of business in consideration for, or to the extent that contractual arrangements are in place within 12 months of such disposals and the proceeds of that disposal are applied within 18 months after such disposal in the acquisition of property or other assets of a similar nature and approximately equal value to be used in the Business of the Group (on the basis that limb (b) of the definition of Permitted Disposal can be deleted);

(iii)
disposals by one member of the Group to another member of the Group provided that, if such assets subject to the disposal are subject to existing security, the Borrower within 15 Business Days of such disposal ensures that the assets remain subject to security;

(iv)	disposals of any interest in real or heritable property by way of a lease or licence granted by a member of the Group to another member of the Group;

(v)
disposals of any assets pursuant to the implementation of an Asset Passthrough (as such term is defined in recent Liberty precedents) or of any funds received pursuant to the implementation of a Funding Passthrough (as such term is defined in recent Liberty precedents);

(vi)	disposals of property or other assets required to satisfy any pension plan contribution liabilities;

(vii)
disposals of shares or other interests in project companies, entities excluded from the Group which are subsidiaries of the Company or joint venture companies (each as defined in recent Liberty precedent) or the assignment of any Financial Indebtedness owed to a member of the Group by any project companies, entities excluded from the Group which are subsidiaries of the Company or a joint venture company;

(viii)
disposals of accounts receivables which have remained due and owing from a third party for a period of more than 90 days and in respect of which the relevant member of the Group has diligently pursued in the normal course of business and where such disposal is on non-recourse terms to a member of the Group;

(ix)	disposals of assets subject to finance or capital leases pursuant to the exercise of an option by the lessee under such finance or capital leases;

(x)
disposals of assets in exchange for the receipt of assets of a similar or comparable value provided that where the assets being disposed of and replaced exceed a book value of €200,000,000, a certificate signed by an authorised signatory of the Company is delivered to the Facility Agent certifying (without personal liability) that the assets being received by the relevant member of the Group are of a similar or comparable value to the assets being disposed of;

(xi)
disposals constituting the surrender of tax losses by any member of the Group (i) to another member of the Group, (ii) to any member of the Wider Group (as defined in recent Liberty precedent) where the surrendering company receives fair market value for such tax losses from the relevant recipient, and (iii) in order to eliminate, satisfy or discharge any Tax liability of a former member of the Wider Group (as defined in recent Liberty precedent) which has been disposed of in accordance with the terms of the Credit Agreement where a member of the Group would incur a liability if the Tax liability were not so eliminated, satisfied or discharged;

(xii)
disposals of assets to and sharing assets with any person who is providing services the provision of which have been or are to be outsourced to that person by any member of the Group subject to certain conditions reflected as set out in recent Liberty precedents and where the value of those assets does not exceed 5% of Bank Group Consolidated Revenues (as defined in recent Liberty precedent and subject to a carry forward to the following year);

(xiii)	disposals of non-core assets acquired in connection with a transaction permitted under Clause 21.9 (Acquisitions and Mergers);

(xiv)
disposals in connection with any sale, transfer, demerger, contribution, spin off or distribution of, any creation or participation in a joint venture and/or entering into a transaction or taking action with respect to, any assets, undertakings and/or businesses of the Group which compromise all or part of a business division within or outside of the Group, in each case, where such transaction has the prior approval of the Majority Lenders;

(xv)	disposals constituted by licences of intellectual property rights permitted by Clause 21.15 (Intellectual Property Rights);

(xvi)	disposals of assets made pursuant to the establishment of a Permitted Joint Venture or the disposal of assets to a Permitted Joint Venture;

(xvii)	disposals made in relation to a compulsory purchase order or any other order of any agency of state, authority or other regulatory body not exceeding €25,000,000 in any financial year;

(xviii)	disposals by any member of the Group of customer premises equipment to a customer;

(xix)
disposals of assets on arm’s length commercial terms where the cash proceeds of the disposal are reinvested within 12 months of the date of the disposal (or 18 months of the date of the disposal if, within 12 months, the proceeds are contractually committed to be so applied);

(xx)
direct or indirect sale (or otherwise) of any part of a present or future undertaking, shares, property, rights or remedies or other assets by one or a series of transactions, related or not, required by a regulatory authority or court of competent jurisdiction; and

(xxi)	disposals of assets where the aggregate fair market value does not exceed the greater of €50,000,000 and 1% of total assets in any financial year; and

14.
Asset Passthrough and Funding Passthrough: amend, amongst others, Clauses 21.6 (Disposals), 21.9 (Acquisitions and mergers), 21.11 (Restricted Payments) and 21.13 (Loans and Guarantees) and any related definitions to permit, as per recent Liberty precedents, funding transfers between a holding company of a Borrower outside of the Group and/or any other members of the wider Liberty group (excluding members of the Group) where funding is passed through one or more members of the Group before being finally being transferred to the relevant holding company or wider Liberty group member (as applicable), subject to certain restrictions.

15.	Permitted Acquisitions: amend the Permitted Acquisitions definition to include in addition to the existing “Permitted Acquisitions”:

(a)
the purchase of or investment in Cash Equivalent Investments or marketable securities (as defined in recent Liberty precedent) (including by way of consideration in respect of any disposal as contemplated in Clause 21.6 (Disposals));

(b)	the incorporation of a company or the acquisition of an “off-the-shelf” company which is or becomes a member of the Group;

(c)
any acquisition by any member of the Group in connection with a disposal permitted under Clause 21.6 (Disposals) and any acquisition by a member of the Group of shares issued in a Subsidiary of the Company or a subsidiary of any Permitted Affiliate Parent (as such term is defined in recent Liberty precedent) which in any case is a member of the Group and which will, after the acquisition of such shares, become a wholly-owned direct or indirect Subsidiary of the Company or a subsidiary of any Permitted Affiliate Parent as the case may be, provided that if the other shares of such Subsidiary are subject to existing Security Interests such newly issued shares shall also be subject to any existing Security Interest within 10 Business Days of their issue;

(d)	any acquisition made by a member of the Group pursuant to the implementation of an asset passthrough or a funding passthrough;

(e)	any acquisition by a member of the Group of any loan receivable security or other asset by way of capital contribution or in consideration of the issue of any securities or of subordinated debt;

(f)	the acquisition of any leasehold interest in any assets which are the subject of a sale and lease back permitted under Clause 21.6 (Disposals);

(g)
arising from the conversion of any company (the “Original Company”) from one form of organisation to another form of organisation provided that (i) if, prior to the time of such conversion, the Security Agent has the benefit of security over the shares of such Original Company or such Original Company is an Obligor, then the Company shall ensure that the Security Agent is provided with Security Interests over the equivalent ownership interests in, and substantially all of the assets of, the converted organisation of at least equivalent nature and ranking to the Security Interest previously provided by the Original Company and (ii) the Security Agent is satisfied that any possibility of such additional Security Interest being challenged or set aside is not materially greater than the such possibility in respect of the share capital of the Original Company;

(h)
investments in any asset securitisation subsidiary in connection with any asset securitisation programme or receivables factoring transaction otherwise permitted by Clause 21.6 (Disposals) that is reasonably necessary or advisable to effect such asset securitisation programme or receivables factoring programme;

(i)	any purchase or acquisition of assets in the ordinary course of business; and

(j)
acquisitions which are not otherwise permitted under the definition of Permitted Acquisitions provided that the aggregate consideration paid in respect of such acquisitions does not exceed the greater of €300,000,000 and 5% of the total assets in any financial year.

16.	Permitted Financial Indebtedness: amend the definition of Permitted Financial Indebtedness to, in addition to the existing “Permitted Financial Indebtedness”:

(a)
permit members of the Group to give subordinated unsecured guarantees in respect of any debt issued by a Holding Company of the Company in accordance with recent Liberty precedent subject to the terms of an intercreditor agreement on terms satisfactory to the Facility Agent (acting reasonably);

(b)
permit any Financial Indebtedness arising in respect of any performance bond, guarantee, standby letter of credit or similar facility entered into by any member of the Group to the extent that cash is deposited as security for the obligations of such member of the Group thereunder;

(c)
permit Financial Indebtedness arising under tax-related financings designated in good faith as such by prior written notice from the Borrower to the Facility Agent provided that such indebtedness does not exceed €250,000,000 at any time;

(d)
permit Financial Indebtedness which is incurred, on a secured or unsecured or on a senior or subordinated basis, by an Obligor provided that (after the incurrence of such indebtedness) on the quarterly Accounting Period prior to such incurrence the ratios contained within Clause 20 (Financial Covenants) are not exceeded or breached, calculated on a pro forma basis, and provided further that the Financial Indebtedness is subject to the terms of an intercreditor agreement on terms satisfactory to the Facility Agent and the Security Agent (in each case, acting reasonably); and

(e)
permit Financial Indebtedness in connection with Senior Secured Notes (as such term is defined in recent Liberty precedent) and any guarantee in respect of any Senior Secured Notes given by a member of the Group which is an Obligor subject to the terms of an intercreditor agreement satisfactory to the Facility Agent and the Security Agent (in each case, acting reasonably).

17.
Permitted Transaction: amend the definition of Permitted Transaction and make consequential amendments to the Credit Agreement to ensure the following are permitted by the covenants in accordance with recent Liberty precedent:

(a)	any other transaction approved by the Majority Lenders; and

(b)	the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as distributions are made to other members of the Group.

18.
Permitted Payments: amend the definition of Permitted Payment to ensure that paragraph (c) applies to any distribution, dividend, transfer of assets, loan or other payment from any member of the Group to a Restricted Person and is not limited to the payment of principal or interest on Subordinated Shareholder Loans or distributions, dividends or other payments made by the Company in respect of its share capital and to include the following additional limbs in addition to the existing “Permitted Payments”:

(a)	payments to the extent required to pay subordinated notes trustee amounts;

(b)	following the occurrence of an Event of Default, payments to the extent required to fund Permitted Payments not otherwise prohibited under the Intercreditor Agreement as amended from time to time;

(c)	payments to the extent such distribution, dividend, transfer of assets, loan or other payment is in respect of a nominal amount;

(d)
payments or distributions or the repayment of a loan or redeemable equity made pursuant to an Asset Passthrough or a Funding Passthrough, in each case, funded from cash generated by entities outside of the Group;

(e)
payments or distributions, or the repayment of a loan, or the redemption of loan stock or redeemable equity made to any member of the Wider Group (as defined in recent Liberty precedent) provided that (i) an amount equal to such payment is reinvested by such member of the Wider Group (as defined in recent Liberty precedent) into a member of the Group within three days of receipt thereof; (ii) the total amount of such payments and reinvested amounts does not exceed €300,000,000 and (iii) where such payments are made in cash, any reinvested amounts are also made in cash provided that reinvested amounts shall be in the form of subordinated debt, equity or the repayment of an intercompany loan or advance;

(f)
payments of any dividend, payment, loan or other distribution, or the repayment of a loan or the redemption of loan stock or redeemable equity, in each case, which is required in order to facilitate the making of payments by any person and to the extent required by the terms of (i) the Finance Documents, (ii) the Senior Secured Notes (as such term is defined in recent Liberty precedent), (iii) Holdco Debt (as defined in recent Liberty precedent), subject to the same conditions as set out in recent Liberty precedent, (iv) by the terms of any hedging agreements of Holdco Debt to which any immediate holding company of the Company is a party and which is not prohibited by the terms of an intercreditor agreement on terms satisfactory to the Facility Agent and the Security Agent (in each case, acting reasonably) and (v) for the purposes of implementing a Content Transaction or Business Division Transaction (as each term is defined in recent Liberty precedent);

(g)
payments of an amount up to €200,000,000 from the cash proceeds of a Content Transaction (as such term is defined in recent Liberty precedent) provided that no Event of Default has occurred and is continuing;

(h)
payments made to the Borrower’s holding company and any permitted affiliate of the Borrower’s holding company of amounts outstanding in relation to Subordinated Shareholder Loans or subordinated debt the proceeds of which are to be used by such holding company of the Borrower to refinance debt which it has incurred in an amount equal to the amount of Subordinated Shareholder Loan or subordinated debt received by the Borrower’s holding company;

(i)	payments made with the consent of the Majority Lenders;

(j)	payments in connection with any earn out;

(k)
the transfer of tax losses to Restricted Persons (provided that the amount of such tax losses shall be deemed reduced by any payment received by any member of the Group from any Restricted Person for such tax losses) subject to pro rata leverage covenant compliance and no default having occurred or occurring;

(l)	payments in relation to any tax losses received by any member of the Group from any Restricted Person provided that such payments shall only be made in relation to such tax losses in an amount equal to the amount of tax that would have otherwise been required to be paid by any member of the Group if those tax losses were not so received and such payment shall only be made in the tax year in which such losses are utilised by any member of the Group; and

(m)
payments to fund the purchase of any management equity which is subsequently transferred to other or new management (together with the purchase or repayment of any related loans) and/or to make other compensation payments to departing management.

19.	Permitted Loans: amend Clause 21.13 (Loans and Guarantees):

(i)
to include any credit given by a member of the Group to another member of the Group which arises by reason of a cash pooling, set off or other cash management arrangements of the Group or by reason of other credits relating to services performed or allocation of expenses;

(b)	to include a loan made by a member of the Group pursuant to either an asset passthrough or a funding passthrough;

(c)
to include a limb to include loans made by a member of the Group to a member of the Wider Group (as defined in recent Liberty precedent) where the proceeds of the loan are to be used to make payments or for guarantees in relation to any senior unsecured notes (as such term is defined in the recent Liberty precedent) or to make Permitted Payments, provided that no Event of Default has occurred and is continuing or to fund any Permitted Payments following the occurrence of an Event of Default which are not prohibited under the terms of the Intercreditor Agreement as amended from time to time;

(d)
to include loans granted by any member of the Group to a member of the Wider Group (as defined in recent Liberty precedent) where the indebtedness outstanding relates to intra-group services in the ordinary course of business;

(e)	to provide for the granting of customary title guarantees given in connection with the assignment of leases which are permitted under Clause 21.6 (Disposals);

(f)	to include any loans arising from Subscribers (as defined in recent Liberty precedent) resulting from deferred purchase terms;

(g)	to include loans made which are Permitted Financial Indebtedness or are in connection with Permitted Acquisitions; and

(h)	to replace the reference to €100,000,000 in paragraph (f) with €300,000,000 to increase the basket for lending transactions in connection with permitted acquisitions.

20.	Permitted Security Interest: amend the definition of “Permitted Security Interest” to include Security Interests in addition to the existing “Permitted Security Interests”:

(b)
which arise under any senior secured finance document which is subject to the terms of an intercreditor agreement on terms satisfactory to the Facility Agent and the Security Agent (in each case, acting reasonably);

(c)
which arise by operation of law or by a contract having a similar effect or under an escrow arrangement required by a trading counterparty or a member of the Group in each case entered into in the ordinary course of business of the relevant member of the Group;

(d)
which arise in respect of any right of set-off, netting arrangement, title transfer or title retention arrangements which arise in the ordinary course of business or by operation of law, under banking arrangements, retention of title arrangements or hedging arrangements;

(e)	which arise from any finance leases, sale and leaseback arrangements or vendor financing arrangements which are permitted under Clause 21.7 (Financial Indebtedness);

(f)
which arise over any asset acquired by a member of the Group and subject to which such asset is acquired provided that such Security Interest was not created in contemplation of the acquisition of the asset and the Financial Indebtedness secured thereby (i) is Financial Indebtedness of the relevant acquiring member of the Group, (ii) is Permitted Financial Indebtedness on the basis that it existed at the date of completion of a Permitted Acquisition or is Financial Indebtedness under permitted sale and leaseback transactions or vendor financing arrangements and (iii) the amount of such Financial Indebtedness is not increased at any time;

(g)
which arise over any property or other assets to satisfy any pension plan contribution liabilities provided that the value of such property and assets, taken together in aggregate, and together in aggregate with any disposals permitted pursuant to (a)(vi) of clause 13 above, do not exceed €100,000,000 at any time;

(h)
constituted by a rent deposit deed entered into on arm’s length commercial terms and in the ordinary course of business which secure obligations of a member of the Group in relation to property leased to a member of the Group;

(i)	which is granted over the shares of indebtedness owed by or over assets attributable to a Project Company (as such term is defined in recent Liberty precedent) or a Permitted Joint Venture;

(j)
over cash deposited as security for the obligations of a member of the Group in respect of a performance bond, guarantee, standby letter of credit or similar facility entered into in the ordinary course of business by a member of the Group; and

(k)
which is created by a member of the Group in favour of the Security Agent in substitution for any Security Interest under an existing Security Document provided that the principal amount secured thereunder may not be increased unless any Security Interest in respect of such increased amount would be otherwise permitted under the Credit Agreement.

21.	Amendments:

(a)
include a new clause such that where a request for a waiver of, or an amendment to, any provision of any Finance Document has been sent by the Facility Agent to the Lenders at the request of an Obligor, each Lender that does not respond to such request for waiver or amendment within 10 Business Days after receipt by it of such request (or within such other period as the Facility Agent and the Company shall specify), shall be excluded from the calculation in determining whether the requisite level of consent to such waiver or amendment was granted, and delete the proviso to the definition of Majority Lenders; and

(b)	delete paragraph (a)(vi) of Clause 28.2 (Exceptions) and provide that guarantees and security can be released with the consent of the Lenders representing 90% of Commitments.

22.
Certain Funds Acquisitions: amend Clause 4.2 (Further Conditions Precedent) to provide that the relevant Additional Facility Lenders may amend or waive any of the conditions at paragraphs (a) and (b) in relation to any Loan under an Additional Facility in relation to an acquisition where the relevant vendor requires, or it is commercially advantageous in connection with any competitive bid process that, such acquisition is completed on a certain funds basis other than an Event of Default that has arisen under Clause 22.2 (Non-payment) or Clauses 22.6 (Insolvency) to 22.9 (Similar proceedings).

23.
Voluntary cancellation/prepayment: amend Clauses 10.7 (Voluntary cancellation) and 10.5 (Voluntary prepayment) to delete the references to delivering to the Facility Agent a duly completed Cancellation Notice not less than “five” Business Days prior to the due date of the cancellation/prepayment and replace it with a reference to not less than “three” Business Days or such other time period agreed between the Company and the Facility Agent prior to the due date of the cancellation/prepayment.

24.
Additional Facility Accession Agreement: amend the Telenet Additional Facility Accession Agreement definition to delete the reference to “with such amendments as the Facility Agent may approve or reasonably require” and replace it with a reference to “with such amendments as may be agreed between UPC Broadband and the relevant Lender or Lenders under the proposed Additional Facility”.

25.
Events of Default: amend Clause 22.5 (Cross-default and cross-acceleration) to carve out Financial Indebtedness that is cash collateralised where such cash is available for application in satisfaction of this indebtedness.

26.
Second Lien and Subordinated Debt: amend the Finance Documents to permit the Company to incur and secure Financial Indebtedness on a second lien ranking or on a subordinated and junior ranking basis (other than indebtedness owing to Affiliates that are not members of the Group) provided that (i) (other than in the case of a refinancing of other secured Financial Indebtedness in the same or a lesser principal amount) the Net Total Debt to Consolidated Annualised EBITDA ratio on a pro forma basis would not be greater than 5.50:1.00 and provided that such Financial Indebtedness is subject to an intercreditor agreement on terms satisfactory to the Facility Agent and the Security Agent (in each case, acting reasonably) and, where the rights of the holders of such Financial Indebtedness will be contractually subordinated to the rights of the Lenders, on terms comparable to the intercreditor agreement that relates to the Liberty Global Reference Agreements referenced under para (iii) or paragraph (iv) (as applicable) of the definition of “Liberty Global Reference Agreements” and (ii) in relation to any such financing that comprise of subordinated debt albeit secured on a junior ranking basis, the intercreditor provision would be similar to the treatment of “mezzanine creditors” on terms comparable to the Loan Market Association’s form of intercreditor agreement at such time for mezzanine debt, with such adjustments and amendments agreed between the Company, the Security Agent and the Facility Agent (acting reasonably in each case).

27.
New Group: amend the Finance Documents to include an ability to redefine the Group to include a Holding Company of the Company and that Holding Company’s Subsidiaries (other than the excluded subsidiaries) instead of the Company and its Subsidiaries (other than the excluded subsidiaries).

28.	Additional Borrowers: Additional Borrowers may be incorporated in the Kingdom of Belgium, Netherlands, Luxembourg or, in relation to any new Additional Facilities, in the United Kingdom.

29.
Security over Lenders’ Rights: amend the Credit Agreement in accordance with recent Liberty precedent to permit each Lender, without the consent of any Obligor, to charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender except that no such charge, assignment or Security shall (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the relevant Lender as a party to any of the Finance Documents or (ii) require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

SCHEDULE 7
ADDITIONAL AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 7 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement and the Intercreditor Agreement (as applicable). All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement and the Intercreditor Agreement (as applicable).
In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement.

1.	Financial Indebtedness: amend the definition of Financial Indebtedness as follows:

(a)	deleting paragraph (e) in relation to receivables sold; and
(b)    by excluding the following items from the definition:

(iii)
receivables sold or discounted, whether recourse or non-recourse, including for the avoidance of doubt any indebtedness in respect of an asset securitisation programme or a receivables factoring transaction and any related credit support;

(iv)
instead of the exclusion at paragraph 3(b)(iii) of Schedule 6 (Futher Amendments, Waivers, Consents and Other Modifications) of this Agreement, any payments for assets acquired or services supplied which are deferred; and

(v)	indebtedness raised through sale and leaseback transactions.

2.
Asset Securitisation Subsidiary: amend the Credit Agreement to include (i) an ability to carry out internal corporate reorganizations reasonably required in connection with, or to effect, any asset securitisation programme or a receivables factoring transaction, (ii) without limiting any of the foregoing, any other amendments reasonably necessary to permit or effect, or in connection with, any asset securitisation programme or receivables factoring transaction and (iii) an ability to undertake an asset securitisation programme or receivables factoring transaction using a deferred purchase price structure i.e. so as “receivables” are deemed to include notes received from a purchaser and other amounts payable over time, including amounts payable pursuant to financing or operating leases.

3.	Permitted Disposals: amend the definition of Permitted Disposal to include in addition to the existing “Permitted Disposals”:

(a)
instead of paragraph (r) of the definition of “Permitted Disposal” in the Credit Agreement, any disposal of real property if the fair market value in any financial year does not exceed the greater of €50,000,000 and 3% of Total Assets (with unused amounts in any financial year being carried over to the next succeeding financial year subject to a maximum of the greater of €50,000,000 million and 3% of Total Assets of carried over amounts for any financial year);

(b)
instead of paragraph 13(a)(xii) of Schedule 6 (Further Amendments, Waivers, Consents and Other Modifications) of this Agreement, any disposition of assets to a person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Company or any member of the Bank Group to such person;

(c)	any disposal of the share capital of, or an interest in, any person which is not a member of the Group; and

(d)	disposals of assets permitted by paragraph (c) of the definition of Permitted Payment.

4.
Permitted Acquisitions: amend the definition of Permitted Acquisition to include in addition to the existing “Permitted Acquisitions” any purchase or acquisition of further share capital in any person in respect of which a member of the Bank Group owns less than a 50 per cent. interest in the share capital or equivalent of such person in the event that the deliverables set out in sub-paragraphs (i) to (iv) of paragraph (b) of the definition of Permitted Joint Venture have previously been delivered to the Facility Agent in connection with the acquisition of any share capital in such person at any time.

5.
Restricted payments: (i) amend Clause 21.11 (Restricted payments) to delete the words “or enter into any transaction with a Restricted Person other than on bona fide arm’s length commercial terms or on terms which are fair and reasonable and in the best interests of the Group.” and (ii) amend paragraph (c) of the definition of Permitted Payment to delete the words “made by the Company in respect of its share capital”.

6.
Permitted Security: amend the definition of “Permitted Security Interest” to include Security Interests in addition to the existing “Permitted Security Interests” on (a) proceeds from the offering of any debt securities or other Financial Indebtedness (and accrued interest thereon) paid into escrow accounts with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow accounts upon satisfaction of certain conditions or the occurrence of certain events for the benefit of the related holders of debt securities or other Financial Indebtedness (or the underwriters or arrangers thereof) or (b) cash set aside at the time of the incurrence of any Financial Indebtedness or government securities purchased with such cash, in either case, to the extent such cash or government securities prefund the payment of interest on such Financial Indebtedness and are held in escrow accounts or similar arrangement to be applied for such purpose.

7.
Revolving Facility Excluded Amount: amend the definition of Revolving Facility Excluded Amount in the Credit Agreement such that it means the greater of (1) €400,000,000 (or its equivalent in other currencies) and (2) 0.25 multiplied by Consolidated Annualised EBITDA for the latest Measurement Period.

8.
Intra-Group Services: amend the definition of Intra-Group Services in the Credit Agreement and as referred to in paragraph 19(d) of Schedule 6 (Further Amendments, Waivers, Consents and Other Modifications)of this Agreement to delete the reference to “IT” and replace it with a reference to “branding, marketing, network, technology, research and development, installation and customer service,”.

9.
Wholly-owned Subsidiary: include a definition of “wholly-owned Subsidiary” consistent with recent Liberty precedent and including carve outs for (a) directors’ qualifying shares or an immaterial amount of shares required to be owned by other persons pursuant to applicable law, regulation or to ensure limited liability and (b) in the case of an asset securitization subsidiary, shares held by a person that is not an Affiliate of the Company solely for the purpose of permitting such person (or such person’s designee) to vote with respect to customary major events with respect to such asset securitization subsidiary, including without limitation the institution of bankruptcy, insolvency or other similar proceedings, any merger or dissolution, and any change in charter documents or other customary events).

10.
Change in Accounting Principles: amend the Credit Agreement to clarify that in the event of any changes to accounting policies, practices or procedures resulting from Company’s decision to adopt IFRS or US GAAP (as applicable), if the Company wishes not to prepare additional information in the form of a statement with reasonable detail confirming that the relevant changes would have no effect on the operation of the ratios set out in Clause 20 (Financial Covenants) (the Additional Information) for each set of financial information, the Company may provide the Facility Agent with a confirmation that (i) the ratios set out in Clause 20 (Financial Covenants) can be tested on a substantially equivalent basis or (ii) that there will be no material effect on the operation of the ratios set out in Clause 20

(Financial Covenants), following the adoption of IFRS or US GAAP (as applicable) without the need for any amendments to such ratios or the financial definitions and if the Facility Agent (acting on the instructions of the Majority Lenders) has not objected (acting reasonably) within 60 days of the date of such confirmation, the Company will no longer have to provide the Additional Information for each set of financial information.

11.
New Reporting Entity: amend Clause 19.1 (Financial statements) to provide that the relevant financial statements may be provided by any Holding Company of the Company (the New Reporting Entity) instead of the Reporting Entity, in each case, provided that a reconciliation is given showing the necessary adjustments to the financial statements of the New Reporting Entity to derive financial information applicable to the Group.

12.
Telenet Additional Facilities: amend paragraph (e) of Clause 2.1 (Telenet Additional Facility) to remove the requirements: (i) that the average maturity of the Telenet Additional Facility can be no earlier than 31 July 2017; and (ii) to comply with certain ratio levels at the time of arranging a Telenet Additional Facility and provide instead for an incurrence only test such that, as a condition to any utilisation of such Telenet Additional Facility: (a) the ratio of Net Senior Secured Debt (as defined in accordance with recent Liberty precedent) to Consolidated Annualised EBITDA would not be greater than 4.50:1, as a result of any such utilisation (taking into account in each case the Revolving Facility Excluded Amount). In addition, expressly permit the Company to pay a fee to any Telenet Additional Facility Lender.

13.
New Notes Issuances and Additional Senior Secured Debt: amend the Finance Documents to provide that (subject to certain protections such that creditors of the new indebtedness are not structurally senior to the Lenders) any member of the Group (including a newly incorporated company which is a member of the Group) may issue notes and incur additional term or revolving debt which rank pari passu with the rights of the Lenders and shall be capable of being secured by the transaction security and provided that the proceeds of such debt may be used to, amongst other things, refinance Term Loans and Revolving Facility Loans and for general working capital purposes provided that (other than in the case of a refinancing of other secured Financial Indebtedness in the same or a lesser principal amount) as a result of the incurrence of such additional debt, Net Senior Secured Debt (as defined in accordance with a recent Liberty precedent) to Consolidated Annualised EBITDA would not be greater than 4.50:1.00 (taking into account in each case the Revolving Facility Excluded Amount).

14.
Documentary Credits and Ancillary Facilities: amend the Credit Agreement to provide that Documentary Credits and Ancillary Facilities can be provided under Additional Facilities that are revolving facilities.

15.
Ancillary Facilities: amend the Credit Agreement to provide that (i) a date specified in a conversion notice as the effective date for an ancillary facility commitment may be a date not less than 3 Business Days after the date such conversion notice is received by the Facility Agent, (ii) any proposed increase or reduction or extension of the ancillary facility commitment shall only take effect from a date not less than 3 Business Days after the date the Facility Agent has received notice of the relevant modification or variation or extension and (iii) an ancillary facility lender may demand repayment or prepayment of any amounts under its ancillary facility if the ancillary facility outstandings under that ancillary facility can be repaid by a revolving facility advance (and not less than 7 Business Days notice (or such shorter period as agreed to by the Company) is given to the relevant Borrower before payment becomes due).

16.
Financial Covenants: amend the definition of EBITDA in Clause 1.1 (Definitions), so that, at the Company’s option, it may include (i) the amount of loss on the sale or transfer of any assets in connection with an asset securitisation programme, receivables factoring transaction or other receivables transaction and/or (ii) any gross margin (revenue minus cost of goods sold) recognised by any Affiliate of the Company in relation to the sale of goods and services relating to the Business, as add backs to that definition.

17.
Unrestricted Subsidiary: amend the Credit Agreement to provide that an Unrestricted Subsidiary means each Subsidiary of the Company that is not an Obligor and which is designated by the Company in writing as an Unrestricted Subsidiary.

18.
Holding Company Expenses: amend the Credit Agreement to provide that the definition of Holding Company Expenses includes Liberty Global plc and its direct and indirect subsidiaries as the relevant holding companies instead of the direct or indirect holding companies of members of the Group.

19.	Defaulting Lender: amend the Credit Agreement to include the right to replace a Lender (in whole and at par) if that Lender becomes a Defaulting Lender.

20.	Permitted Loans: amend Clause 21.13 (Loans and Guarantees):

(a)	to include, other than in respect of Financial Indebtedness, guarantees given by persons or undertakings acquired pursuant to a Permitted Acquisition; and

(b)	to include any deferred consideration on Permitted Disposals up to 25 per cent. of the sale consideration.

21.
Hedging Termination Event: amend Clause 4.4(b) of the Intercreditor Agreement to replace the reference to 60 days at sub-paragraph (i) with a reference to 10 days and to provide that each Hedging Bank (as defined in the Intercreditor Agreement) may exercise any right to terminate or close out any hedging transaction under a Hedging Document (as defined in the Intercreditor Agreement) prior to its stated maturity if:

(a)
an Event of Default has occurred under Clause 22.6 (Insolvency), Clause 22.7 (Insolvency proceedings), Clause 22.8 (Creditors’ process) or Clause 22.9 (Similar proceedings) of the Credit Agreement or any equivalent provision in any Senior Finance Document other than a Hedging Document (each as defined in the Intercreditor Agreement) which is similar in meaning and effect in relation to an Obligor that is a party to that Hedging Document; or

(b)    any Security conferred by the Security Documents is enforced.

22.
Change of Jurisdiction: amend the receivables and securities pledge agreement dated 9 August 2002 between, among others, Telenet Group Holding NV as pledgor and KBC Bank NV as Security Agent to delete the words “validly existing under the laws of Belgium” at Clause 6.1(a) of that agreement and replace them with “validly existing under the laws of its jurisdiction of incorporation”, as well as amend in the same manner any other Security Document governed by Belgian law which contains a similar representation or undertaking regarding the jurisdiction of incorporation of the pledgor. Also amend the Credit Agreement such that:

(a)
in relation to Telenet Group Holding NV (but only for so long as it is not a member of the Group) or any other entity which is not a member of the Group but which has provided security under the Credit Agreement which is governed by Belgian law, if as a result of a change of jurisdiction of incorporation (including as a result of a merger), the security granted by it would not continue to be effective, the relevant company shall, prior to such change of jurisdiction, consult with the Security Agent (acting reasonably), with a view to taking steps (other than a release and retake of the security) to ensuring the continuity and effectiveness of the security. The relevant company shall undertake all such commercially reasonable steps to ensure the continuity and effectiveness of the security prior to any change of jurisdiction. If no such steps can be taken, it (or the surviving entity in a merger) will enter into replacement security prior to or on the date of any change of jurisdiction on terms which are (x) consistent with that of the existing security and (y) satisfactory to the Security Agent (acting reasonably), and the Security Agent will be authorised to release the existing security following such replacement. Clause 22.11 (Effectiveness of Finance Documents) will be amended to include a carve-out to paragraphs (b) and (c) where any existing security agreement governed by Belgian law is released and therefore ceases to be effective in accordance with this paragraph; and

(b)
in relation to any member of the Group which has provided security which is governed by Belgian law, if as a result of a change of jurisdiction of incorporation (including by way of a merger in accordance with Clause 21.9 (Acquisitions and Mergers) of the Credit Agreement), the security granted by it would not continue to be effective or the obligations under the security documents entered into by it would be affected by the merger, the relevant company shall, prior to such change of jurisdiction, consult with the Security Agent (acting reasonably), with a view to taking steps (other than a release and retake of the security) to ensuring the continuity and effectiveness of the security and/or the obligations under the security documents. The relevant company shall undertake all such commercially reasonable steps to ensure the continuity and effectiveness of the security and/or the obligations under the security documents prior to or on the date of any change of jurisdiction. If no such steps can be taken, it (or the surviving entity in a merger) will enter into replacement security prior to any change of jurisdiction on terms which are (x) consistent with that of the existing security and (y) satisfactory to the Security Agent (acting reasonably), and the Security Agent will be authorised to release the existing security following such replacement. Clause 22.11 (Effectiveness of Finance Documents) will be amended to include a carve-out to paragraphs (b) and (c) where any existing security agreement governed by Belgian law is released and therefore ceases to be effective and Clause 19.10 will be amended to include a carve out to paragraph (b)(iii)(B) where any existing security agreement governed by Belgian law is released, in each case, in accordance with this paragraph.

23.
Release Authorisation: amend clause 11.6 (Sales by Security Agent) of the Intercreditor Agreement to replace sub-paragraph (ii) with the following “(x) any Obligor sells or otherwise disposes of an asset either when permitted to do so under the Senior Facilities Agreement or at the request of or with the consent of the Majority Senior Creditors after an Event of Default  under the Senior Facilities Agreement or (y) the release of any asset under a Security Document is expressly permitted under the Senior Facilities Agreement or in any Security Document,”.

24.
Reporting Group Calculations:  amend the Credit Agreement to delete the definition of “Reporting Group” and to replace all references to “Reporting Group” with a reference to “Group” provided that (i) Total Debt shall include Consolidated Total Borrowings that are designated as Holdco Debt (as defined in recent Liberty precedent) and (ii) clause 19.1 (Financial Statements) shall be amended such that a reconciliation shall be delivered with each set of financial statements of the Reporting Entity showing the necessary adjustments to those financial statements to derive financial information applicable to the Group.

25.
Net Senior Secured Debt:  provide that the new definition of Net Senior Secured Debt to be incorporated as defined in accordance with recent Liberty precedent shall also exclude any debt that is second lien ranking or is contractually subordinated to the rights of the Lenders under the Facilities in accordance with the terms of paragraph 26 of Schedule 6 (Further Amendments, Waivers, Consents and Other Modifications).

26.
Exclusion of General Basket: amend the Credit Agreement to provide that any Financial Indebtedness incurred under the general basket for the incurrence of Financial Indebtedness from time to time (being paragraph (r) of the definition of Permitted Financial Indebtedness on the date of this Agreement) shall be excluded for the purposes of calculating Net Total Debt and Net Senior Secured Debt under the Credit Agreement.

SCHEDULE 8
FOURTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 8 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement and the Intercreditor Agreement (as applicable). All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement and the Intercreditor Agreement (as applicable).
In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement.

1.
Hedging Bank rights to demand payment:  delete in its entirety the following language from the     last paragraph of Clause 4.4 (b) of the Intercreditor Agreement: “and further provided that (notwithstanding the parenthetical in paragraph (a) above), in the event that a hedging transaction is terminated or closed out pursuant to paragraph 4.4(b)(i) above, no Hedging Liabilities will be demanded or payable unless the Facility Agent has declared all of the Bank Debt due and payable and/or payable on demand and/or cancelled the Total Commitments (under and as defined in the Senior Facilities Agreement) in full under Clause 22.16 (Acceleration) of the Senior Facilities Agreement”.

2.
Hedging Bank rights to commence proceedings:  amend Clause 10.1(a) of the Intercreditor Agreement by adding the following language at the end: “provided that until such time as the Security Agent has given notice to the Hedging Banks that the Security is being enforced (or that formal steps are being taken to enforce the Security), each Hedging Bank shall be entitled to exercise any right it might otherwise have to sue for commence or join legal or arbitration proceedings against any Obligor to recover any Hedging Liabilities due under any Hedging Document as a result of any default on any payment due under that Hedging Document (after allowing any applicable notice or grace periods) by the relevant Obligor and the default has continued unwaived for more than the number of days specified in Section 4.4(b)(i) of this Deed after notice of that default has been given to the Facility Agent.”

3.
Permitted Hedging Payments: amend Clause 4.4(a) of the Intercreditor Agreement by adding a new limb (iii) in respect of any Hedging Liabilities (as defined in the Intercreditor Agreement) that relate to a hedging transaction which is terminated or closed out in the circumstances specified in Clause 4.4(b)(i) of the Intercreditor Agreement provided that no Default has occurred and is continuing; and by adding a new limb (iv) in respect of any Hedging Liabilities that relate to a hedging transaction which is terminated or closed out in the circumstances specified in Clause 4.4(b)(ii) or paragraph 4 of this Schedule 8.

4.
Hedging Termination Event: amend Clause 4.4(b) of the Intercreditor Agreement to provide that in addition to the circumstances therein and the circumstances set out at paragraph 21 of Schedule 7, each Hedging Bank (as defined in the Intercreditor Agreement) may exercise any right to terminate or close out any hedging transaction under a Hedging Document (as defined in the Intercreditor Agreement) prior to its stated maturity if the obligations owing by any Obligor under the relevant Hedging Document cease to be secured by substantially the same Security as the Bank Debt or cease to be Hedging Liabilities ranking pari passu with the Bank Debt.

5.
Transfers: amend clause 29.3 (Transfers by Lenders) of the Credit Agreement to provide that the consent of the Company is not required for any assignment or transfer by a Lender if an Event of Default is outstanding pursuant to any of clauses 22.2 (Non-payment), 22.6 (Insolvency), 22.7 (Insolvency Proceedings), 22.8 (Creditors’ Process) or 22.9 (Similar Proceedings) only (rather than if any Event of Default is outstanding).

6.    Negative Pledge: amend clause 21.5 (Negative Pledge) such that:

(a)	it is a restriction on securing or preferring any present or future Financial Indebtedness as defined in the Credit Agreement rather than “indebtedness”; and

(b)
in the event that any Security Interest meets the criteria of more than one of the types of Permitted Security Interest described in the paragraphs of the definition of “Permitted Security Interest”, the Company, in its sole discretion, shall be entitled to classify such Security Interest on the date such Security Interest subsists, arises, is created or extended and shall only be required to include such Security Interest under one of such paragraphs and will be permitted on the date such Security Interest subsists, arises, is created or extended to divide and classify such Security Interest in more than one of the types of Security Interest described in such paragraphs, and, from time to time, may reclassify all or a portion of such Security Interest, in any manner that complies with that covenant in Clause 21.5 (Negative Pledge).

7.	Change of Control: amend clauses 10.2(a)(i) and 10.2(a)(iii) (Mandatory Prepayment – Change of Control) of the Credit Agreement to provide that:

(a)	the liquidation on a solvent basis of a Permitted Affiliate Holdco will not trigger a change of control provided that:

(i)
100% of the shares in the Permitted Affiliate Parent continue to be pledged in favour of the Finance Parties on a first ranking basis without any material adverse effect on the interests of the Finance Parties;

(ii)	the successor Permitted Affiliate Holdco is not organised in a jurisdiction that results in a materially adverse effect on the ability of the Finance Parties to enforce the share pledge; and

(iii)
the successor Permitted Affiliate Holdco will be the sole shareholder of the Permitted Affiliate Parent provided that to the extent a Permitted Affiliate Parent is a Belgian limited liability company it may have a second shareholder organized in a jurisdiction that does not result in a materially adverse effect on the ability of the Finance Parties to enforce their security over all of the shares in the Permitted Affiliate Parent; and

(b)
any sale of 100% of the shares in a Permitted Affiliate Parent by a Permitted Affiliate Holdco will not trigger a change of control provided that such sale of shares falls within one or more of the paragraphs of the definition of Permitted Disposal.

8.	Outstanding L/C Amounts: delete paragraph (b) in the definition of Outstanding L/C Amount.

9.	Financial Indebtedness: amend the definition of Financial Indebtedness:

(a)     such that:

(i)
it excludes indebtedness of any member of the Group, in respect of which the person or persons to whom such indebtedness is or may be owed has or have no recourse whatsoever to any member of the Group for any payment or repayment in respect thereof: (x) other than recourse to such member of the Group which is limited solely to the amount of any recoveries made on the enforcement of any Security Interests securing such indebtedness or in respect of any other disposition or realization of the assets underlying such indebtedness; and (y) provided that such person or persons are not entitled, pursuant to the terms of any agreement evidencing any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding up, dissolution or administration of any member of the Group (or proceedings having an equivalent effect) or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of any member of the Group or any of its assets until after the Commitments have been reduced to zero and all amounts outstanding under the Finance Documents have been repaid or paid in full; and (z) provided further that the principal amount of all indebtedness incurred and then outstanding pursuant to this paragraph does not exceed the greater of (A) €100.0 million and (B) 3.0% of Total Assets;

(ii)	limb (ii) is amended to include indebtedness which is in the nature of equity derivatives;

(iii)	limb (iii) is amended to include any other deferred or prepaid revenue;

(iv)	it excludes any pension obligations and any obligation under employee plans or employment agreements; and

(v)	it excludes in addition to payments as set out in paragraph 1(a) and 1(b)(iv) of Schedule 7, liabilities (not just payments) for assets acquired or services supplied which are deferred; and

(b)	to delete paragraph (g) in respect of any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing,.

10.	Limited Condition Transaction: amend:

(a)
clause 4.2 of the Credit Agreement (in addition to the amendment requested in respect of the Certain Funds Acquisition concept referred to at paragraph 22 of Schedule 6 of this Agreement) to (i) also provide that the relevant Additional Facility Lenders may amend or waive any of the conditions at paragraphs (a) and (b) of clause 4.2 in relation to any Loan under a relevant Additional Facility requested in relation to any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Financial Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (ii) provide that the drawstop if Events of Default under Clause 22.2 (Nonpayment) or Clauses 22.6 (Insolvency) to 22.9 (Similar proceedings) are continuing can also be amended or waived by the relevant Additional Facility Lenders under that Additional Facility; and

(b)
the Credit Agreement to provide for a ‘Limited Condition Transaction’ concept in accordance with recent Liberty precedent, including such that (i) for purposes of determining compliance with any provision of the Credit Agreement which requires that no Default or Event of Default, as applicable, has occurred or would result from any action in relation to a Limited Condition Transaction such condition shall, at the option of the Company, be deemed satisfied, so long as no Default or Event of Default exists on the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (for the avoidance of doubt, if the Company has exercised its option under (i) and any Default or Event of Default occurs following the date such definitive agreement for a Limited Condition Transaction is entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder) and (ii) the date of determination of whether any Limited Condition Transaction is permitted shall be deemed to be the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (or, at the election of the Company, the date of consummation of the Limited Condition Transaction provided that any test shall be assessed on a pro forma basis).

11.
Telenet Additional Facility Incurrence:  amend Clause 2.1 (Telenet Additional Facility) of the Credit Agreement (as amended by paragraph 12 of Schedule 7 of this Agreement) to delete the leverage condition for the incurrence of Additional Facilities (as set out in paragraph 12 of Schedule 7 of this Agreement) and to instead provide for a condition that the aggregate principal amount of any proposed Additional Facility does not exceed the aggregate of the sum of (i) an unlimited amount, so long as on the date of such incurrence and after giving effect to the making of any Additional Facility (assuming a borrowing of the maximum number of Advances available under any such Additional Facility being incurred and no netting of cash proceeds of any such Additional Facility being incurred) pursuant to a Telenet Additional Facility on a pro forma basis, Net Senior Secured Debt (as defined in accordance with a recent Liberty precedent) to Consolidated EBITDA is equal to or less than 4.50:1, (ii) if the proceeds of the Telenet Additional Facility are being used to refinance existing indebtedness that ranks pari passu or senior in right of security to the Facilities, an amount equal to the accrued interest, premiums and other amounts owing or paid relating to such existing indebtedness together with related fees and expenses and (iii) the general basket for Permitted Financial Indebtedness (being paragraph (r) of the definition of Permitted Financial Indebtedness on the date of this Agreement) (the “Additional Facility Cap”) provided, that (x) any Telenet Additional Facility may be incurred under any of the above sub-paragraphs as selected by the Company, in its sole discretion, (y) the Company may elect to incur Telenet Additional Facilities under sub-paragraph (i) prior to using amounts available under sub-paragraph (iii) and (z) amounts incurred pursuant to sub-paragraph (iii) substantially concurrently with amounts incurred pursuant to sub-paragraph (i) will not count as Indebtedness for purposes of calculating Net Senior Secured Debt.

12.
Refinancing Indebtedness: amend the Credit Agreement to provide for a Refinancing Amendment concept in accordance with clause 2.15 of the Liberty Global Reference Agreement referred to at limb (vi) of that definition to permit, with the consent of the Company and the Facility Agent only, amendments to the Finance Documents, to create new Commitments to be established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, existing Loans or Commitments provided that if the new Loans under the new Commitments do not rank equal to or junior to the existing Loans or Commitments to be refinanced the principal amount of such new Loans does not exceed the Additional Facilities Cap.

13.	Permitted Payment: amend the definition of Permitted Payment to include the following additional limbs in addition to the existing “Permitted Payments”:

(a)	Receivables Fees;

(b)
any purchase of receivables pursuant to any obligation of a seller of receivables in an asset securitisation programme or receivables factoring transaction to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller in connection with an asset securitisation programme or receivables factoring transaction;

(c)
any payment for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including without limitation in connection with loans, capital market transactions, hedging and other derivative transactions, acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company or a Permitted Affiliate Parent;

(d)
any payment made in connection with any start-up financing or seed funding provided that any such payments shall not exceed an aggregate value equal to the greater of (i) €10,000,000 and (ii) 1.00% of Total Assets.

“Receivables Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a person that is not an Asset Securitisation Subsidiary in connection with, any asset securitisation programme or receivables factoring transaction.

14.	Consolidated EBITDA: amend the definition of Consolidated EBITDA in Clause 1.1 (Definitions), so that, at the Company’s option, it may include the following as an add back to that definition:

(a)    Receivables Fees; and

(b)	any charges or costs in relation to any long-term incentive plan and any interest component of pension or post-retirement benefits schemes.

15.
Regulatory Authority Disposal: amend the proviso to the definition of Regulatory Authority Disposal to provide that such a disposal can also be made in response to concerns raised by a regulatory authority or court of competent jurisdiction.

16.	Credit Facility Excluded Amount: amend the Credit Agreement:

(a)
at paragraph (g) of the definition of Consolidated Group Borrowings such that it relates to amounts incurred under any Permitted Credit Facility (as defined below), and not just an incurrence under a Revolving Facility; and

(b)
at paragraph (o)(ii) of the definition of Permitted Payment such that the basket is replenished by amounts prepaid or repaid under any Permitted Credit Facility (notwithstanding any further advance under any Permitted Credit Facility) and not just the repayment or prepayment of a Revolving Facility.

“Permitted Credit Facility” means one or more of any Facility or any other debt facilities or arrangements that may be entered into by any member of the Group providing for credit loans, letters of credit or other indebtedness or other advances, in each case, incurred in compliance with the Credit Agreement.

17.	Permitted Security: amend the definition of “Permitted Security Interest” to include in addition to the existing “Permitted Security Interests”:

(a)
Security Interests on receivables and any assets related thereto including, without limitation, all Security Interests securing such receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which Security Interests are customarily granted, in connection with asset securitisations involving receivables and any hedging obligations entered into by any member of the Group in connection with such receivables that arise in connection with an asset securitisation programme or receivables factoring transactions, and Security Interests on investments in Asset Securitisation Subsidiaries;

(b)
Security Interests in respect of (i) any facilities or services related to cash management, cash pooling, treasury, depository, overdraft, credit or debit card, p-cards (including purchasing cards or commercial cards), electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade financial services or other cash management and cash pooling arrangements and (ii) daylight exposures of the Group in respect of banking and treasury arrangements entered into in the ordinary course of business;

(c)
Security Interests on Cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of indebtedness; provided that such defeasance, discharge or redemption is permitted hereunder;

(d)
Security Interests or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property or assets over which any member of the Group has easement rights or on any leased property and subordination or similar arrangements relating thereto (including, without limitation, the right reserved to or vested in any governmental authority by the terms of any lease, license, franchise, grant or permit acquired by that member of the Group or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof);

(e)	any Security Interest in respect of any condemnation or eminent domain proceedings affecting any real property;

(f)
Security Interests securing hedging obligations so long as the related Financial Indebtedness is, and is permitted to be incurred under the Credit Agreement, secured by a Security Interest on the same property securing such hedging obligation;

(g)
Security Interests (i) encumbering reasonable customary initial deposits and margin deposits and similar Security Interests attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes or (ii) deposits made in the ordinary course of business to secure liability to insurance carriers;

(h)	Security Interests in respect of the ownership interests in, or assets owned by, any joint ventures or similar arrangements securing obligations of such joint ventures or similar agreements;

(i)	Security Interests on equipment of any member of the Group granted in the ordinary course of business to a client of that member of the Group at which such equipment is located;

(j)
any Security Interest in respect of subdivision agreements, site plan control agreements, development agreements, servicing agreements, cost sharing, reciprocal and other similar agreements with municipal and other governmental authorities affecting the development, servicing or use of a property; provided the same are complied with in all material respects except as such non-compliance does not interfere in any material respect as determined in good faith by the Company with the business of the Group taken as a whole;

(k)
any Security Interest in respect of facility cost sharing, servicing, reciprocal or other similar agreements related to the use and/or operation a property in the ordinary course of business; provided the same are complied with in all material respects; and

(j)
any Security Interest in respect of deemed trusts created by operation of law in respect of amounts which are (i) not yet due and payable, (ii) immaterial, (iii) being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with IFRS or (iv) unpaid due to inadvertence after exercising due diligence.

18.	Permitted Disposal: amend the definition of Permitted Disposal to include in addition to the existing “Permitted Disposals”:

(a)
disposals of assets related to accounts receivable subject to a Permitted Disposal including, without limitation, all Security Interests securing such receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred or in respect of which Security Interests are customarily granted in connection with asset securitization programmes or receivables factoring transactions involving receivables and any hedging obligations entered into by any member of the Group in connection with such accounts receivable;

(b)
disposals of assets (or a fractional undivided interest therein) related to receivables permitted to be disposed of in connection with an asset securitisation programme or receivables factoring transactions including, without limitation, all Security Interests securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitisation involving receivables and any hedging obligations entered into in connection with such receivables;

(c)
disposals of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements provided that any cash or Cash Equivalent Investments received in such disposition is applied in accordance with Clause 10.3 (Mandatory Prepayment from Disposal Proceeds);

(d)
disposals with respect to property built, repaired, improved, owned or otherwise acquired by a member of the Group pursuant to customary sale and lease-back transactions, asset securitizations and other similar financings permitted by the Credit Agreement;

(e)
disposals of contractual arrangements under long-term contracts with customers entered into by a member of the Group in the ordinary course of business which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual arrangement; and

(f)
disposals consisting of the assignment, licensing or sublicensing of intellectual property or other general intangibles and assignments, licenses, sublicenses, leases or subleases of spectrum or other property;

(g)	any disposal made in respect of a Permitted Payment other than a Permitted Payment made pursuant to paragraph (e) of the definition of Permitted Payment; and

(h)
any disposal made in connection with any start-up financing or seed funding provided that any such disposals shall not exceed an aggregate value equal to the greater of (i) €10,000,000 and (ii) 1.00% of Total Assets.

19.	Permitted Loan: amend Clause 21.13 (Loans and Guarantees) of the Credit Agreement to include:

(a)	advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the relevant member of the Group;

(b)
loans made, credit granted or guarantees given or the entry into any transaction having the effect of lending money by any member of the Group to any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(c)
loans made, credit granted, guarantees given or the entry into any transaction having the effect of lending money by any member of the Group constituting (i) facilities or services related to cash management, cash pooling, treasury, depository, overdraft, credit or debit card, p-cards (including purchasing cards or commercial cards), electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade financial services or other cash management and cash pooling arrangements and (ii) daylight exposures of any member of the

Group in respect of banking and treasury arrangements entered into in the ordinary course of business.

(d)
loans made in connection with any start-up financing or seed funding provided that any such loans shall not exceed an aggregate value equal to the greater of (i) €10,000,000 and (ii) 1.00% of Total Assets.

20.	Permitted Financial Indebtedness: amend the definition of Permitted Financial Indebtedness to in addition to the existing “Permitted Financial Indebtedness” include:

(a)
Financial Indebtedness incurred constituting reimbursement obligations with respect to letters of credit issued and bank guarantees in the ordinary course of business provided to lessors of real property or otherwise in connection with the leasing of real property and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses in respect of any government requirement, or other Financial Indebtedness with respect to reimbursement type obligations regarding the foregoing; provided, however, that upon the drawing of such letters of credit or the incurrence of such Financial Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence; and

(b)
Financial Indebtedness arising from (i) facilities or services related to cash management, cash pooling, treasury, depository, overdraft, credit or debit card, p-cards (including purchasing cards or commercial cards), electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade financial services or other cash management and cash pooling arrangements and (ii) daylight exposures of any member of the Group in respect of banking and treasury arrangements entered into in the ordinary course of business.

21.	Cash Equivalent Investments: delete and replace the definition of Cash Equivalent Investments so that it means:

(a)
securities or obligations issued, insured or unconditionally guaranteed by the United States government, the government of the United Kingdom, the relevant member state of the European Union (each, a “Qualified Country”) or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(b)
securities or obligations issued by any Qualified Country, or any political subdivision of any such Qualified Country, or any public instrumentality thereof, having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either Standard & Poor’s or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c)	commercial paper issued by any Lender or any bank holding company owning any Lender;

(d)
commercial paper maturing no more than 12 months after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(e)
time deposits, eurodollar time deposits, bank deposits, certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank or trust company (x) having combined capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. Dollar equivalent thereof) in the case of non-U.S. banks or (y) the long-term debt of which is rated at the time of acquisition thereof at least “A-” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A-” or the equivalent thereof by Moody’s Investors Service, Inc. (or if at the time neither is issuing comparable ratings, then a comparable rating of another nationally recognized rating agency);

(f)
auction rate securities rated at least Aa3 by Moody’s and AA- by S&P (or, if at any time either S&P or Moody’s shall not be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)
repurchase agreements or obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;

(h)
marketable short-term money market and similar funds (x) either having assets in excess of $250.0 million (or U.S. Dollar equivalent thereof) or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in the United States);

(i)	interests in investment companies or money market funds, 95% the investments of which are one or more of the types of assets or instruments described in clauses (a) through (h) above;

(j)	any other investments used by the Company, any Permitted Affiliate Parent or any member of the Group as temporary investments permitted by the Facility Agent in writing in its sole discretion; and

(k)
in the case of investments by the Company, any Permitted Affiliate Parent or any member of the Group organized or located in a jurisdiction other than the United States or a member state of the European Union (or any political subdivision or territory thereof), or in the case of investments made in a country outside the United States, other customarily utilized high-quality investments in the country where such member of the Group is organized or located or in which such investment is made, all as conclusively determined in good faith by the Company.

22.	Event of Default: amend clause 22.9 (Similar Proceedings) of the Credit Agreement to delete the reference to “any member of the Group” and replace it with a reference to “any Material Group Member”.

23.	Intercompany Debt Documents: delete clause 8.3 (Changes to Intercompany Debt Documents) of the Intercreditor Agreement.

24.
Deletion of Maintenance Covenant: amend the Credit Agreement to provide that the maintenance covenant at Clause 20.2 (Net Total Debt to Consolidated Annualised EBITDA) is deleted and that the certificate required to be delivered under Clause 19.2 (Compliance Certificate) does not need to be supplied to the Facility Agent.

25.	New RCF Maintenance Covenant: amend the Credit Agreement to provide that:

(a)	a maintenance covenant is included at Clause 20.2 (Net Total Debt to Consolidated Annualised EBITDA) which is:

(i)	only for the benefit of Lenders under each Revolving Facility; and

(ii)
only tested in the event that on the last day of a ratio period the aggregate of the loans and letters of credit (other than letters of credit that are cash collateralized or undrawn) outstanding under the Revolving Facilities and the net indebtedness under each Ancillary Facility exceeds an amount equal to 33 1/3% of the aggregate of the total commitments under the Revolving Facilities and each Ancillary Facility; and

(iii)	set at a financial ratio level agreed between the Company and the Lenders under each Revolving Facility only;

(b)
if the maintenance covenant at Clause 20.2 (Net Total Debt to Consolidated Annualised EBITDA) does not need to be tested for any Measurement Period as a result of paragraph (a)(ii) above, the certificate required to be delivered under Clause 19.2 (Compliance Certificate) does not need to be supplied to the Facility Agent;

(c)
a new definition of “Composite Revolving Facility Instructing Group” is included which shall consist of a Lender or Lenders whose Revolving Facility Commitments amount in aggregate to more than 50% of the total Revolving Facility Commitments calculated in accordance with paragraph 21 of Schedule 6 and not taking into account Commitments in respect of which a cancellation notice has been issued;

(d)
following a breach of Clause 20.2 (Net Total Debt to Consolidated Annualised EBITDA), subject to the expiry of the cure period in accordance with Clause 20.4 (Cure provisions), (i) the Facility Agent shall, if instructed by the Composite Revolving Facility Instructing Group, take acceleration action in respect of the Revolving Facilities in accordance with recent Liberty precedent, (ii) there shall be a drawstop in relation to future Utilisations of the Revolving Facilities (other than in respect of Rollover Advances) and (iii) there shall be an Event of Default continuing (A) for the purposes of the undertakings in the Credit Agreement (including any defined terms when used in the undertakings cause in the Credit Agreement) and (B) in connection with any other provision of the Credit Agreement with respect to any Lender or Lenders under the Revolving Facilities only;

(e)	an Event of Default will be triggered if the Composite Revolving Facility Instructing Group gives a direction to the Facility Agent in accordance with the new acceleration clause at (d) above; and

(f)
amendments and waivers of Clause 20.2 (Net Total Debt to Consolidated Annualised EBITDA) to 20.2 (Cure provisions) and the new acceleration clause at (d) above shall only be made with the consent of the Company and the Composite Revolving Facility Instructing Group and shall not require the consent of any other Finance Party.

26.	Joint Venture Parent: amend the definition of:

(a)
Ultimate Parent to provide that (i) upon consummation of a Spin-Off, the “Ultimate Parent” will mean the Spin Holdco and its successors and (ii) upon consummation of a Parent Joint Venture Transaction (as defined below), “Ultimate Parent” will mean each of the ultimate Holding Company entities of the Parent Joint Venture Holders (as defined below) and their successors; and

(b)
Holding Company Expenses to include references to any Joint Venture Parent, any Subsidiary of the Joint Venture Parent and any Parent Joint Venture Holders following any Parent Joint Venture Transaction in each paragraph of that definition; and

(c)
Management Fees such that they include any management, consultancy or similar fees payable by any member of the Group to any Joint Venture Parent, any Subsidiary of the Joint Venture Parent and any Parent Joint Venture Holders following any Parent Joint Venture Transaction.

“Joint Venture Parent” means the joint venture entity formed in a Parent Joint Venture Transaction.

“Parent Joint Venture Transaction” means a transaction pursuant to which a joint venture is formed by the contribution of some or all of the assets of a Holding Company of any member of the Group or issuance or sale of shares of a Holding Company of any member of the Group to one or more entities which are not Affiliates of the Ultimate Parent.
“Parent Joint Venture Holders” means the holders of the share capital of the Joint Venture Parent (as defined above).

SCHEDULE 9
FIFTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS
All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 9 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement and the Intercreditor Agreement (as applicable). All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement and the Intercreditor Agreement (as applicable).
In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement.

1.
Permitted Financing Action: amend the Credit Agreement to provide that (a) any Financial Indebtedness incurred pursuant to a Permitted Financing Action is “Permitted Financial Indebtedness” and (b) any distribution, dividend, transfer of assets, loan or other payment reasonably required to consummate any Permitted Financing Action is a “Permitted Payment”.

2.	Permitted Financing Action: add a definition of “Permitted Financing Action” to the Credit Agreement as follows:
“Permitted Financing Action” means, to the extent that any incurrence of Financial Indebtedness is permitted under Clause 21.7 (Financial Indebtedness) of the Credit Agreement, any transaction to facilitate or otherwise in connection with a cashless rollover of one or more lenders’ or investors’ commitments or funded Financial Indebtedness in relation to the incurrence of that Financial Indebtedness.

3.
Consolidated EBITDA: amend the definition of Consolidated EBITDA under the Credit Agreement to provide that the amount of fees and related expenses in relation to any Intra-Group Services paid in a relevant Measurement Period to any Restricted Person can be added (at the Company’s option) to the operating income of the Group for that Measurement Period.

4.	Intra-Group Services: amend the definition of Intra-Group Services under the Credit Agreement to add the following language after the first proviso in parenthesis:
“(or, in the event that there are no comparable transactions to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company or any Permitted Affiliate Parent has conclusively determined in good faith to be fair to that member of the Group)”.

5.	Management Fees: delete the definition of Management Fees under the Credit Agreement and replace it with a definition as follows:
“Management Fees” means any management, consultancy, stewardship or other similar fees payable by any member of the Group to any Restricted Person, including any fees, charges and related expenses incurred by any Parent on behalf of and/or charged to any member of the Group.

6.	Parent: add a definition of “Parent” to the Credit Agreement as follows:
“Parent” means (i) the Ultimate Parent, (ii) any Subsidiary of the Ultimate Parent of which the Company or any Permitted Affiliate Parent is a Subsidiary (including, for the avoidance of doubt, the Spin Holdco and any Subsidiary of the Spin Holdco following any Spin-Off) and (iv) any Joint Venture Parent, any Subsidiary of the Joint Venture Parent and any Parent Joint Venture Holders following any Parent Joint Venture Transaction.

7.
Post-Closing Reorganisation: amend the Credit Agreement to provide that (a) any Financial Indebtedness with Affiliates reasonably required to effect or consummate any Post-Closing Reorganisation is “Permitted Financial Indebtedness”, (b) any distribution, dividend, transfer of assets, loan or other payment reasonably required to consummate any Post-Closing Reorganisation is a “Permitted Payment” and (c) the definition of Holding Company Expenses shall include any fees and expenses payable by any Parent in connection with a Post-Closing Reorganisation.

8.	Permitted Payments: amend the definition of Permitted Payment to include the following limbs in addition to the existing “Permitted Payments”:

(a)
payments under commercial contracts entered into in the ordinary course of business between a member of the Group and a Restricted Person provided that such contracts are on arm’s-length terms or on a basis that senior management of that member of the Group reasonably believes allocates costs fairly;

(b)
any distributions (including by way of dividend) to a Parent consisting of cash, any equity interests, property or other assets of any member of the Group that is, in each case held by that member of the Group for the sole purpose of transferring such cash, equity interest, property or other assets to another member of the Group; and

(c)
payments to finance investments or other acquisitions by any Parent or any Affiliate of a Parent (other than a member of the Group) which would otherwise be permitted to be made under Clause 21.9 (Acquisitions and Mergers) or Clause 21.13 (Loans and Guarantees) of the Credit Agreement if made by a member of the Group provided that: (i) such payments shall be made within 120 days of the closing of such investment or other acquisition, (ii) such Parent or Affiliate of a Parent shall prior to or promptly following the date of such payment, cause (A) all property acquired (whether assets or equity interests) to be contributed to a member of the Group or (B) the merger, amalgamation, consolidation or sale of the person formed or acquired into a member of the Group in a manner not prohibited by the Credit Agreement in order to consummate such investment or acquisition and (iii) such Parent or Affiliate of a Parent receives no consideration or other payment in connection with such transaction other than if such consideration or other payment from a member of the Group is otherwise a Permitted Payment.

9.	Permitted Financial Indebtedness:

(a)
amend the definition of Permitted Financial Indebtedness under the Credit Agreement to include, in addition to the existing “Permitted Financial Indebtedness” limbs, Financial Indebtedness incurred under borrowing facilities provided by a special purpose vehicle note issuer to a member of the Group in connection with the issuance of notes intended to be supported primarily by the payment obligations of any member of the Group in connection with any vendor financing platform otherwise permitted under the Credit Agreement; and

(b)
amend the new limb of the definition of Permitted Financial Indebtedness referred to at paragraph 16(d) of Schedule 6 (Further Amendments, Waivers, Consents and other Modifications) such that any Financial Indebtedness incurred thereunder shall not be subject to a proviso that it is subject to the terms of an intercreditor agreement on terms satisfactory to the Facility Agent and the Security Agent (in each case, acting reasonably).

10.
Permitted Disposal: amend the definition of Permitted Disposal under the Credit Agreement to include in addition to the existing “Permitted Disposals” a disposal by any member of the Group of all or any of the Towers Assets.

11.    Towers Assets: add a definition of “Towers Assets” of the Credit Agreement as follows:
“Towers Assets” means:

(a)
all present and future wireless and broadcast towers and tower sites that host or assist in the operation of plant and equipment used for transmitting telecommunications signals, being tower and tower sites that are owned by or vested in the Company or any other member of the Group and include, without limitation, any and all towers under constructions;

(b)
all rights, title, deposits (including, without limitation, deposits placed with landlords, electricity boards and transmission companies) and interest in, or over, the land property on which such towers and tower sites referred to in paragraph (a) above have been constructed or erected or installed;

(c)	all current assets relating to the towers or tower sites referred to in paragraph (a) above, whether movable, immovable or incorporeal;

(d)
all plant and equipment customarily treated by telecommunications operators as forming part of the towers or tower sites referred to in paragraph (a) above, including, in particular, but without limitation, the electricity power connections, utilities, diesel generator sets, batteries, power management systems, air conditioners, shelters and all associated civil and electrical works; and

(e)
all permits, licences, approvals, registrations, quotas, incentives, powers, authorities, allotments, consents, rights, benefits, advantages, municipal permissions, trademarks, designs, copyrights, patents and other intellectual property and powers of every kind, nature and description whatsoever, whether from government bodies or otherwise, pertaining to or relating to paragraphs (a) to (d) above.

12.
Termination on Repayment: amend Clause 4.4(b) of the Intercreditor Agreement to provide that in addition to the circumstances therein and the circumstances set out at Schedule 6 and Schedule 7, each Hedging Bank (as defined in the Intercreditor Agreement) may exercise any right to terminate or close out any transaction under a Hedging Document (as defined in the Intercreditor Agreement) prior to its stated maturity if all classes of debt (in each case, other than Hedging Liabilities, Subordinated Debt or Intercompany Debt) is repaid or prepaid and cancelled in whole (and there is no refinancing of any such debt such that there are no classes of debt (in each case, other than Hedging Liabilities, Subordinated Debt or Intercompany Debt) for the purposes of the Intercreditor Agreement following such repayment or prepayment and cancellation).

13.	Agreed Termination: amend the Intercreditor Agreement by adding the following as a new Clause 4.4A “Agreed Termination”:

“Each Obligor shall have the right (but not the obligation) to terminate (in full or in part) any transaction under a Hedging Document with the prior written consent of the relevant Hedging Bank, provided that no Default (or a default under any other senior secured debt) has occurred and is continuing at such time”. In addition, amend Clause 4.4(a) of the Intercreditor Agreement to include a new limb that states “for payments required to be made by an Obligor to a Hedging Bank following the termination of any transaction (in full or in part) under a Hedging Document in accordance with Clause 4.4A”.

14.	Amendments to Hedging Documents: amend the Intercreditor Agreement by deleting Clause 8.1 and replacing it with the following:

“(a)	Subject to paragraph (b) below, a Hedging Bank and an Obligor may not, at any time, amend or waive any term of the Hedging Documents to which they are a party.

(b)
A Hedging Bank and an Obligor may, by mutual agreement, amend or waive any term of a Hedging Document to which they are a party in accordance with the terms of that Hedging Document if (i) that amendment or waiver does not breach another term of this Deed and (ii) such amendment or waiver would not result in a breach of the terms of any of the Finance Documents.”

15.
Change in Accounting Principles: amend paragraph (c)(i) of Clause 19.5 of the Credit Agreement to provide that at the time of the notice from the Company to the Facility Agent that there have been one or more changes in any accounting policies, practices or procedures (including , without limitation, any change in the basis upon which costs are capitalised or any changes resulting from the Company’s decision at any time to adopt GAAP or IFRS), the Company shall provide either (i) a statement (providing reasonable detail) confirming the changes would have no material effect on the operation of the ratios set out in Clause 20 (Financial Covenants) or (ii) a description of the changes and the adjustments that would be required to be made to that financial information in order to cause it to reflect the accounting policies, practices or procedures prior to such change and sufficient information, in such detail and format as may be reasonably required by the Facility Agent, to enable the Lenders to make a comparison between the financial positions indicated by that financial information and by the financial information required to be delivered under Clause 19.1 (Financial Statements) and to further provide that following the delivery of such notice, the Majority Lenders shall have the right to request, and following any such request the Company shall use commercially reasonable efforts to provide, the statement contemplated by paragraph (i) above or the description contemplated by paragraph (ii) above, as applicable, relating to the financial information required to be delivered under Clause 19.1 (Financial Statements) for the most recently completed quarter.

16.
Permitted Payment: amend clause 4.4(a) of the Intercreditor Agreement to include, for the avoidance of doubt, a new limb for any Hedging Liabilities resulting from a termination or close-out of a hedging transaction that is permitted under Clause 4.4(b) (provided that in relation to any credit related close out, no Default (or a default under any other senior secured debt) has occurred and is continuing).

17.	New definitions: amend Clause 1.1 (Definitions) of the Credit Agreement to include the following new definitions:

(a)	“Finance Party Claims” means liabilities of and, amounts owing from, any Obligor to the Finance Parties under the Finance Documents.

(b)	“Security Agent Claims” means liabilities of and, amounts owing from, any Obligor to the Security Agent under the Finance Documents.

18.
Lender Assignments: amend Clause 29 (Changes to Parties) of the Credit Agreement to provide that Lenders may transfer their rights and obligations under the Credit Agreement by way of assignment (subject to equivalent conditionality (including as set out in Clause 29.3 (Transfers by Lenders of the Credit Agreement)) as applies to the regime for transfers by Lenders of their rights and obligations by way of novation under the Credit Agreement and otherwise in accordance with recent Liberty precedent).

19.       Relationship with Lenders: Amend Clause 23.14(c) (Relationship with Lenders) of the Credit Agreement to provide that the register with respect to the Parties shall be maintained on behalf of all of the Parties to the Credit Agreement.

SIGNATORIES

(Signature Page to Facility AF Accession Agreement)

AGENTS

THE BANK OF NOVA SCOTIA as Facility Agent

Name:     AUTHORIZED SIGNATORY
Title:     DIRECTOR

(Signature Page to Facility AF Accession Agreement)

KBC BANK NV as Security Agent

Name:    AUTHORIZED SIGNATORY
Title:     AGENT SYNDICATED LOANS

Name:    AUTHORIZED SIGNATORY
Title:    AGENT SYNDICATED LOANS

(Signature Page to Facility AF Accession Agreement)

BORROWER

TELENET FINANCING USD LLC

EXECUTED AS A DEED

Name:        AUTHORIZED SIGNATORY
Title:         AUTHORISED SIGNATORY

in the presence of:
Name:        AUTHORIZED SIGNATORY
18-20 RUE EDWARD STEICHEN
L-2540 LUXEMBOURG
LUXEMBOURG

Occupation:     LAWYER

(Signature Page to Facility AF Accession Agreement)

GUARANTORS

TELENET FINANCING USD LLC

EXECUTED AS A DEED

Name:        AUTHORIZED SIGNATORY
Title:         AUTHORISED SIGNATORY

in the presence of:
Name:        AUTHORIZED SIGNATORY
18-20 RUE EDWARD STEICHEN
L-2540 LUXEMBOURG
LUXEMBOURG

Occupation:    LAWYER

(Signature Page to Facility AF Accession Agreement)

TELENET BVBA

EXECUTED AS A DEED

Name:    AUTHORIZED SIGNATORY
Title:    AUTHORISED SIGNATORY

(Signature Page to Facility AF Accession Agreement)

TELENET GROUP BVBA

EXECUTED AS A DEED

Name: AUTHORIZED SIGNATORY
Title: AUTHORISED SIGNATORY

(Signature Page to Facility AF Accession Agreement)

TELENET INTERNATIONAL FINANCE S.À R.L

EXECUTED AS A DEED

Name:        AUTHORIZED SIGNATORY
Title:         AUTHORISED REPRESENTATIVE

in the presence of:
Name:         AUTHORIZED SIGNATORY
18-20 RUE EDWARD STEICHEN
L-2540 LUXEMBOURG
LUXEMBOURG

Occupation:    LAWYER

(Signature Page to Facility AF Accession Agreement)

EXISTING SECURITY PROVIDERS

TELENET FINANCING USD LLC

EXECUTED AS A DEED
Name:        AUTHORIZED SIGNATORY
Title:         AUTHORIZED SIGNATORY
in the presence of:

Name:         AUTHORIZED SIGNATORY

18-20 RUE EDWARD STEICHEN
L-2540 LUXEMBOURG
LUXEMBOURG

Occupation:    LAWYER

(Signature Page to Facility AF Accession Agreement)

TELENET BVBA

EXECUTED AS A DEED
Name:     AUTHORIZED SIGNATORY
Title:    AUTHORISED SIGNATORY

(Signature Page to Facility AF Accession Agreement)

TELENET INTERNATIONAL FINANCE S.À R.L

EXECUTED AS A DEED
Name:        AUTHORIZED SIGNATORY
Title:        AUTHORISED REPRESENTATIVE

in the presence of:
Name:        AUTHORIZED SIGNATORY
18-20 RUE EDWARD STEICHEN
L-2540 LUXEMBOURG
LUXEMBOURG

Occupation:    LAWYER

(Signature Page to Facility AF Accession Agreement)

TELENET GROUP HOLDING NV

EXECUTED AS A DEED

Name:    AUTHORIZED SIGNATORY
Title:     AUTHORISED SIGNATORY

(Signature Page to Facility AF Accession Agreement)

TELENET VLAANDEREN NV

EXECUTED AS A DEED

Name:     AUTHORIZED SIGNATORY
Title:     AUTHORISED SIGNATORY

(Signature Page to Facility AF Accession Agreement)

TELENET GROUP BVBA

EXECUTED AS A DEED

Name: AUTHORIZED SIGNATORY
Title: AUTHORISED SIGNATORY

(Signature Page to Facility AF Accession Agreement)

TELENET ADDITIONAL FACILITY AF LENDERS

THE BANK OF NOVA SCOTIA

Name:    AUTHORIZED SIGNATORY
Title:    DIRECTOR

(Signature Page to Facility AF Accession Agreement)